UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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MULTIPLAN CORPORATION

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2023

Notice of Annual Meeting of
Stockholders and Proxy Statement

ABOUT

MultiPlan
MultiPlan is a leading provider of data analytics and technology-enabled solutions designed to bring affordability, efficiency and fairness to the U.S. healthcare industry. Our services reduce medical cost and improve billing and payment accuracy for the payors of healthcare, which are health insurers, self-insured employers and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.

For more information, visit multiplan.com.

Message from our President and Chief Executive Officer

Dear Stockholders,
It is our pleasure to invite you to attend our Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m., Eastern Time, on Tuesday, April 26, 2023. Holders of record of our Class A common stock as of February 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting. In order to enable participation by a broader number of stockholders, we will again conduct our Annual Meeting virtually at www.virtualshareholdermeeting.com/MPLN2023.
In 2022, MultiPlan reached a number of critical milestones. We successfully navigated one of the most significant regulatory changes in the history of U.S. healthcare by helping our customers through the complexities of complying with the new No Surprises Act. We signed multi-year contract extensions with two of our larger customers, increasing our visibility and confidence in our business. We enacted a new growth plan, which includes concrete initiatives to expand and diversify our products and service lines. And we continued to execute on a variety of fronts by selling new business, continuing to drive strong enrollment growth in our Value Driven Health Plan services, building our sales pipeline, investing in our people and solutions and managing our costs, all while continuing to deliver high levels of value and service to our customers.
Throughout the year, MultiPlan remained steadfast in its mission to reduce healthcare costs while delivering fairness, efficiency and affordability to the more than 100,000 employers and 60 million consumers that had access to our services through our customers. For these stakeholders, we processed $155.2 billion of medical charges and identified over $22.3 billion of potential medical cost savings.
We did all of this while managing through significant challenges in the external environment that included high levels of inflation and softer utilization of healthcare services, once again demonstrating the strength and resiliency of our business. Looking ahead, we are confident that the meaningful opportunities we have to invest in our business and the steps we are taking to reposition MultiPlan will drive our growth and success in the coming years.
I would like to thank our stockholders for your continued support and confidence in MultiPlan. I would also like to acknowledge our more than 2,500 outstanding MultiPlan colleagues, whose talent, expertise, and dedication make achieving our mission possible.
Dale White
Dale White President and Chief Executive Officer

MULTIPLAN’S MISSION
"We remain focused on our vision
to promote affordability, efficiency, and fairness in healthcare and are proud of the critical role we play in generating medical cost savings for stakeholders in the U.S. healthcare ecosystem."

2023 Proxy Statement	1

Notice of Annual Meeting of Stockholders
Background

DATE AND TIME	LOCATION	WHO CAN VOTE
Tuesday, April 26, 2023 at 9:00 a.m. EDT	Online only at: www.virtualshareholdermeeting.com/MPLN2023	The record date for determining Stockholders entitled to receive notice of and to vote at the Annual Meeting is February 24, 2023*
*A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2023 Annual Meeting for a period of 10 days prior to the 2023 Annual Meeting at 115 5th Ave., New York, NY 10003. In addition, this list will be available electronically during the 2023 Annual Meeting at www.virtualshareholdermeeting.com/MPLN2023.
Voting Items

Board Recommendation
Proposal 1:	Election of the four Class III nominees named in this proxy statement to our Board of Directors	FOR each director nominee
Proposal 2:	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023	FOR
Proposal 3:	Advisory vote to approve the compensation of our named executive officers	FOR
Proposal 4:	Approval of the MultiPlan Corporation 2023 Employee Stock Purchase Plan	FOR
Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Advance Voting Methods

TELEPHONE	INTERNET	MAIL
1-800-690-6903	www.proxyvote.com	Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717

Jeffrey A. Doctoroff
Corporate Secretary
This proxy statement and accompanying proxy card are first being made available on or about March 15, 2023.

Whether or not you expect to virtually attend the annual meeting, please submit your proxy as soon as possible. If you do virtually attend the annual meeting, you may revoke your proxy and vote in person. Most stockholders have three options for submitting their proxies prior to the annual meeting: (1) via the internet, (2) by phone, or (3) by signing and returning the enclosed proxy. If you have internet access, we encourage you to appoint your proxy on the internet. It is convenient, and it saves the company significant postage and processing costs.

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2023 Proxy Statement	3

4

About MultiPlan
The Value We Create
Business and Background
MultiPlan Corporation (“MultiPlan” or the “Company”) is a leading provider of data analytics and technology-enabled solutions designed to bring affordability, efficiency and fairness to the U.S. healthcare industry. We do so through services focused on reducing medical costs and improving billing and payment accuracy for the payors of healthcare, which are health insurers, self-insured employers, federal and state government-sponsored health plans (collectively, “Payors”) and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.

MultiPlan was founded in 1980 as a New York-based hospital network and has evolved both organically and through acquisition into a national organization offering a suite of services that efficiently address the cost of medical services. MultiPlan offers services to our customers in three categories:

•Analytics-Based Services: a suite of data-driven algorithms and insights that detect claims over-charges and either negotiate, or recommend fair reimbursement for, out-of-network medical costs using a variety of data sources and pricing algorithms. These services are applied prior to the payment of the claim and are often processed within a day of receipt;
•Network-Based Services: contracted discounts with healthcare providers to form one of the largest independent preferred provider organizations (“PPO”) in the United States as well as outsourced network development and/or network management services. These services are applied prior to the payment of the claim and are typically processed within a day of receipt; and,
•Payment and Revenue Integrity Services: data, technology, and clinical expertise deployed to identify and remove improper and unnecessary charges before or after claims are paid, or to identify and help restore and preserve underpaid premium dollars.

MultiPlan sits at the nexus of four constituencies – Payors, employers/plan sponsors, plan members and providers – offering an independent reimbursement solution to reduce healthcare costs in a manner that is systematic, efficient and fair to all parties involved. Although the end beneficiary of our services are employers and other plan sponsors and their health plan members, our direct customers are typically health plan administrators who go to market with our services. Over the last 40+ years, we have developed a platform that offers these Payors a single interface to a comprehensive set of services, which are used in combination or individually to reduce the medical cost burden on their health plan customers and members while fostering independently developed fair and efficient reimbursements to healthcare providers.

Our comprehensive service offerings are often utilized as a suite of solutions to manage medical costs and are often embedded into our customers’ technology environments, enabling us to maintain long-term relationships with a number of our customers, including relationships of over 25 years with some of the nation’s largest Payors. For the year ended December 31, 2022, our services identified approximately $22.3 billion in potential medical cost savings in $155.2 billion of medical claim charges processed.

Unless otherwise noted, “we,” “us,” and “our” refer to MultiPlan and its consolidated subsidiaries.

Our principal executive office is located at 115 Fifth Avenue, New York, New York, 10003.

2023 Proxy Statement	5

About MultiPlan
We Make Healthcare More Affordable, Efficient, and Fair

We help address the estimated $1.2 trillion, about a third of U.S. healthcare spend, that is attributed to waste or abuse that leads to overcharges
Our services provide an independent means of adjudicating fair reimbursement between the providers of health services and the Payors, plan sponsors and members who access those services
In 2022, we helped our Payor customers serve more than 60 million plan members and over 100,000 employers/plan sponsors
MultiPlan services identified $22.3 billion in potential medical cost savings for our customers, their health plan customers and members on $155.2 billion claims processed in 2022 alone
Our Competitive Advantages
We believe MultiPlan is uniquely positioned by the competitive advantages we have cultivated and continue to develop. These advantages consist of a platform of differentiated resources that are difficult to replicate, as well as dynamic capabilities that enable us to quickly reconfigure our resources to address our customers’ evolving needs and to capture new opportunities in the market.

The unique resources and capabilities on our platform include:

Distinct Knowledge and Experience Acquired from servicing over 700 Payors and data from over 40+ years
Connected Nationwide network of over 1.3M contracted providers developed over the course of 40+ years

Differentiated technology platform Proprietary pricing methodologies enhanced by access to over one billion medical claims produce high throughput processing allowing approximately 99% same day turnaround

Operational excellence and scale Deep domain expertise, extensive customer connectivity, and customizable solutions supported by 100+ network developers, 400+ negotiators, and a team of 1,000+ operations and 500+ IT associates that drive service delivery

Independent Standard High levels of provider acceptance, based on rigor, transparency, independence, and a track record of producing fair and efficient reimbursements

6

About MultiPlan
MultiPlan’s Growth Strategy
In meeting our mission to drive fairness, efficiency, and affordability for U.S. healthcare, MultiPlan has historically focused on helping Payors manage medical spend by lowering per-unit claim costs and improving billing and payment accuracy. Our growth strategy seeks to amplify this value proposition, and expand beyond it, by leveraging our longstanding customer relationships and extensive proprietary data and algorithms. The strategy has three components:

Enhancing existing service performance through technology, data, and strategic changes aimed at delivering more value on the claim volume we already receive from existing customers

Adding services or evolving existing service features and functions within our core service offerings, with initiatives informed by continuously scanning the market and the unique insights our customers share into the market’s unmet needs and changing preferences

Introducing new services, either organically or via acquisition, that deliver different value propositions to our customers. Our recent focus in this area has been on growing our footprint with in-network commercial claims and Medicare Advantage claims, which significantly increases our total addressable market while leveraging our deep existing customer relationships and existing technology infrastructure

2023 Proxy Statement	7

About MultiPlan
Financial Highlights
We continued to deliver strong financial results in 2022. Amid challenges in the external environment, including high levels of inflation that suppressed utilization of healthcare services, we achieved several important milestones during the year. Among these, we successfully implemented our new No Surprises Act (“NSA”) services to help our customers navigate the complexities of complying with the NSA, and we signed multi-year contract extensions with two of our larger customers. Moreover, we processed a record $155.2 billion in medical charges and identified $22.3 billion of potential medical cost savings for stakeholders in the U.S. healthcare system. Below are key metrics regarding our 2022 financial performance.

REVENUE
($M)

937.8
1,117.6
1,079.7
2020
2021
2022

GAAP NET INCOME (LOSS)
($M)

(520.6)
102.1
(572.9)
2020
2021
2022

ADJUSTED EBITDA[1]
($M)

706.3
838.3
768.7
2020
2021
2022

FREE CASH FLOW[1,2]
($M)

306.6
377.4
320.1
404.7
282.6
372.4
2020
2021
2022
Free Cash Flow
Net Cash Provided by Operating Activities

(1)See reconciliation of non-GAAP measures in “Use of Non-GAAP Measures” in this proxy statement
(2)Free Cash Flow is defined as net cash provided by operating activities less capital expenditures

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Proxy Voting Roadmap

PROPOSAL 1
ELECTION OF DIRECTORS	} Page 12

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS III DIRECTOR NOMINEES

CLASS III DIRECTOR NOMINEES

			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance	Risk
Anthony Colaluca, Jr. President, AfterNext HealthTech Acquisition Corp.	56		C
Michael S. Klein Founder and Managing Partner, M. Klein and Company, LLC	59
Allen R. Thorpe Partner, Hellman & Friedman LLC	52	Lead Director			C
Dale White President and Chief Executive Officer, MultiPlan Corporation	67

CONTINUING DIRECTORS
			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance	Risk
Michael K. Attal Principal, Hellman & Friedman LLC	30		Observer
Glenn R. August Founder and Chief Executive Officer, Oak Hill Advisors	61
Richard A. Clarke Chief Executive Officer, Good Harbor Security Risk Management	72					C
C. Martin Harris AVP of the Health Enterprise and Chief Business Officer, Dell Medical School at the University of Texas at Austin	66
Julie D. Klapstein Former Chief Executive Officer, Availity, LLC	68
P. Hunter Philbrick Partner, Hellman & Friedman LLC	43			C
Mark H. Tabak Non-Executive Chairperson of the Board, MultiPlan Corporation	73

2023 Proxy Statement	9

CORPORATE GOVERNANCE HIGHLIGHTS
•73% of members the Board are independent in accordance with Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual; the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are also independent pursuant to applicable NYSE requirements.
•Directors are required to retire from the Board when they reach the age of 75; in addition, the Board will not nominate for re-election any non-executive director if he or she has completed 15 years of service as a director.
•The Board includes a diversity of experience, background, gender, age and race to ensure that a broad range of views are considered.
•The Board has appointed a lead independent director, who is integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	} Page 29

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	} Page 33

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The goal of our executive compensation program is to create long-term value for our investors while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers. The core elements of our 2022 executive compensation philosophy were that compensation be:
•Market competitive
•Performance-based
•Investor aligned
•Financially efficient
Our 2022 executive compensation program consisted of the following elements: base salary, annual incentive compensation and long-term equity incentive compensation in the form of stock options and restricted stock units, which are discussed in more detail in the Executive Compensation section of this proxy statement. Each element is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation.
We are committed to sound executive compensation practices and corporate governance principles, and are working to ensure that our practices protect and further the interests of stockholders. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders and to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.
We delivered strong financial results in 2022, despite significant challenges in the external environment. In the first half of the year we delivered two of our strongest quarters for revenues and adjusted EBITDA in our history, driven by strong utilization of healthcare services in the fourth quarter of 2021 and in early 2022. During this period, we also implemented our new NSA service line, taking advantage of our domain knowledge and considerable investment and turning what many viewed as a threat into a

10

Proxy Voting Roadmap
real strength of the Company. Our results softened in the second half of the year, driven primarily by weaker healthcare utilization trends and the partial attrition of a customer program.
Throughout the year, we continued to make significant progress strengthening our business. We signed multi-year contract renewals with two of our larger customers, improving our competitive position and increasing the visibility of our revenues. In the fourth quarter, we began reducing our debt by repurchasing approximately $136 million of face value of our 5.750% senior unsecured notes. We also completed an extensive review of our growth strategy, which yielded a concrete plan for investing in meaningful opportunities to enhance and diversify our product and service lines and position our business for growth in the coming years.
Amid all of this, we continued to demonstrate the critical role we play in the healthcare ecosystem, processing a record $155.2 billion in medical charges and identifying over $22.3 billion in potential medical cost savings for over 100,000 employers and over 25 million unique patients served through our customers.
However, our financial performance in 2022 fell short of the targets we established at the beginning of the year. And, as a result, our compensation program for 2022 worked as intended and consistent with our performance-based philosophy. Payouts in connection with our annual cash incentive plan were 52.50% of target for our each of our non-CEO Named Executive Officers and 26.25% of target for our CEO, who elected to forego 50% of his incentive cash payout for 2022 to reward other employees (excluding executive officers). Likewise, the equity awards granted to our named executive officers in early 2022 and in 2021 lost significant value in 2022, keeping the interests of our named executive officers aligned with those of our stockholders.

PROPOSAL 4
APPROVAL OF THE MULTIPLAN CORPORATION 2023 EMPLOYEE STOCK PURCHASE PLAN	} Page 54

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

We believe that the MultiPlan Corporation 2023 Employee Stock Purchase Plan (the “ESPP”), if approved, will advance the interests of the Company and its stockholders by providing eligible employees with a program for the regular purchase of our common stock from the Company through periodic payroll deductions. The ESPP gives eligible employees a convenient and cost-effective means to acquire a proprietary interest in our Company at a discounted price and thereby provides them with an additional incentive to contribute to the long-term profitability and success of our Company and its subsidiaries.

2023 Proxy Statement	11

Corporate Governance and Board Matters

PROPOSAL 1
ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS III DIRECTOR NOMINEES

MultiPlan Board of Directors
Board Classification
Our Board of Directors (the “Board”) consists of eleven (11) members:

CLASS I DIRECTORS:	CLASS II DIRECTORS:	CLASS III DIRECTORS:
Michael K. Attal	Glenn R. August	Anthony Colaluca, Jr.
C. Martin Harris	Richard A. Clarke	Michael S. Klein
Mark H. Tabak (Chairperson)	Julie D. Klapstein	Allen R. Thorpe (Lead Director)
	P. Hunter Philbrick	Dale White

Our directors are divided into three classes serving staggered three-year terms. Class I, Class II, and Class III directors will serve until our annual meetings of stockholders in 2024, 2025, and 2023, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms are expiring. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.
Selection of Nominees
The Board is responsible for selecting director nominees to stand for election by stockholders. The Board shall act appropriately, and in accordance with the applicable provisions of the Investor Rights Agreement, dated as of July 12, 2020 and amended as of January 31, 2022, by and among the Company, Churchill Sponsor III, LLC (“Sponsor”), Polaris Investment Holdings, L.P. (“Holdings”), Hellman & Friedman Capital Partners VIII, L.P. (“H&F”), The Public Investment Fund of the Kingdom of Saudi Arabia, and certain other parties (as amended from time to time, the “Investor Rights Agreement”), and applicable law, to nominate individuals to serve as members of the Board, to fill vacancies on the Board, to serve on Board committees and to comply with such other matters as may be specified in the Investor Rights Agreement. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws or those set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Miscellaneous Matters—Submitting Proposals for 2024 Annual Meeting” in this proxy statement for more information.
Nomination Process
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending for the Board’s selection those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in the Investor Rights Agreement to which the Company is party. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. When the Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement or supplement the skills, attributes and perspectives of the other members of the Board. The Nominating and Corporate Governance Committee takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE Listed Company Manual, together with any special criteria applicable to service on various committees of the Board.

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Corporate Governance and Board Matters
Shareholders may recommend potential director candidates to the Nominating and Corporate Governance Committee and any such candidates will be evaluated on a substantially similar basis as the Nominating and Corporate Governance Committee considers other nominees. See “—Communications with the Board of Directors” and “Miscellaneous Matters—Submitting Proposals for 2024 Annual Meeting” in this proxy statement for more information.
Director Qualifications
The Nominating and Corporate Governance Committee considers (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience, and an ability to work collaboratively with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background, and the size, composition and combined expertise of the existing Board. The Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Director Tenure and Board Refreshment
The Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Board determines the appropriate Board size, taking into consideration such recommendation of the Nominating and Corporate Governance Committee, and any parameters set forth in the Company’s certificate of incorporation and bylaws, as well as any contractual obligations of the Company.

1	Director Tenure Policies	Allow the Board to ease future transitions
Term Limits: The Board recognizes that it is important for the Board to balance the benefits of continuity with the benefits of fresh viewpoints and experience. Therefore, the Board will not nominate for re-election any non-executive director if the director shall have completed 15 years of service as a member of the Board on or prior to the date of the election as to which the nomination relates.
Retirement Age: Directors are required to retire from the Board when they reach the age of 75. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual stockholders meeting coincident with or next following his or her 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

2	Evaluation of Board Performance	Assess whether our Board, our directors, and our committees are functioning effectively

3	Director Elections	Elect new directors and fill director vacancies
Director Independence
A majority of the Board shall be comprised of directors meeting the independence requirements of the NYSE. The Company defines an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. The NYSE independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible for determining affirmatively, as to each independent director, that no material relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. No director may serve on the Audit Committee or the Compensation Committee of the Board unless such director meets all of the applicable criteria established for service in each such committee by NYSE rules and any other applicable rules or laws.
The Board makes an affirmative determination at least annually as to the independence of each director. The Board has determined that each of Messrs. Attal, August, Clarke, Colaluca, Harris, Philbrick, and Thorpe and Ms. Klapstein are independent directors under applicable Securities and Exchange Commission (“SEC”) and NYSE rules.

2023 Proxy Statement	13

Corporate Governance and Board Matters
Class III Director Nominees
Our Board has nominated four Class III directors for election at the Annual Meeting to hold office until our annual meeting of stockholders in 2026 and until his or her successor has been duly elected and qualified or until his or her earlier resignation, retirement, death, disqualification or removal. All of the nominees are currently directors. These nominees bring a wide set of individual talents to their oversight responsibilities, including a full array of business and leadership skills. Their diversity of experience and expertise facilitates robust and thoughtful decision-making as a Board.
Each agreed to be named in this proxy statement and to serve if elected. We have no reason to believe that any of the nominees will be unable to serve. However, if, before the election, one or more of the nominees should become unable to serve or for good cause will not serve, proxies will be voted for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board.

Anthony Colaluca, Jr. INDEPENDENT President, AfterNext HealthTech Acquisition Corp.	Age: 56 Committees: Audit (Chair) and Compensation

BIOGRAPHY
Anthony Colaluca, Jr. has served as a member of our Board since October 2020. He has served as the President of AfterNext HealthTech Acquisition Corp., a publicly-traded special purpose acquisition company, since July 2021. He has also served as the President of Colaluca Business Advisors, LLC, where he served as an independent consultant providing business and financial advisory services primarily to private equity firms, since January 2011. From March 2015 to February 2016, he served as Chief Financial Officer and Executive Vice President of MedAssets, Inc., a healthcare performance improvement company. From 2005 through 2010, he served as Chief Financial Officer and Executive Vice President of Intergraph Corporation, a global provider of engineering and geospatial software. Prior to joining Intergraph Corporation, he served as Chief Financial Officer for Harland Financial Solutions, Inc., a software division of John H. Harland Company. Previously, Mr. Colaluca also served as Chief Financial Officer for Novient, Inc./Solution 6 North America, and Chief Financial Officer for Computer Management Sciences Inc. Earlier in his career, he was a senior manager with KPMG LLP and a certified public accountant in the State of New York. Mr. Colaluca currently serves on the board of directors of AfterNext HealthTech Acquisition Corp. and Feeding Northeast Florida. He previously served as a director of Tekelec, and member of its audit and compensation committees, from February 2011 until the company was taken private in January 2012.
SKILLS AND QUALIFICATIONS
Mr. Colaluca is qualified to serve as a director due to his extensive financial and operational experience in both public and privately owned multi-national technology businesses.

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Corporate Governance and Board Matters

Michael S. Klein Founder and Senior Member, M. Klein & Company, LLC	Age: 59 Committees: None

BIOGRAPHY
Michael S. Klein has served as a member of our Board since the Initial Public Offering of Churchill Capital Corp III (the “Churchill IPO”), and previously served as Churchill’s Chief Executive Officer and President from February 2020 to October 2020. Mr. Klein is the founder and managing partner of M. Klein & Company, which he founded in 2012. M. Klein & Company is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. In February 2023, Credit Suisse Group AG, a publicly-traded global financial institution (“Credit Suisse”), agreed to acquire The Klein Group LLC, which is the investment banking business of M. Klein & Company, which acquisition is subject to regulatory approvals and is expected to close in the first half of 2023. In connection with Credit Suisse’s acquisition of The Klein Group LLC, Mr. Klein has been named designate Chief Executive Officer of Banking and designate Chief Executive Officer of the Americas for Credit Suisse, and designate Chief Executive Officer of CS First Boston, a carve out of Credit Suisse’s investment banking operation. Mr. Klein had served on the Board of Directors of Credit Suisse until October 2022. Mr. Klein is also the Chief Executive Officer and Chairman of Churchill Capital Corp V, Churchill Capital Corp VI and Churchill Capital Corp VII, which are publicly-traded blank check companies whose sponsors are an affiliate of M. Klein & Company, LLC. Mr. Klein also serves on the board of directors of Skillsoft, an entity which merged with Churchill Capital Corp II in June 2021 and is now trading on the NYSE. Prior to the merger, Mr. Klein served as the CEO and Chairman of the board of directors of Churchill Capital Corp II. Mr. Klein is currently a director of Magic Leap (a private company), TGB Europe NV (a private company), and AltC Acquisition Corp., a NYSE-listed company. He also holds positions as a board member and/or adviser for multiple charitable organizations. Mr. Klein was the Co-Founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Analytics through October 2021. Mr. Klein was the Co-Founder and Chairman of Churchill Capital Corp IV, a publicly-traded blank check company formed in July 2020. Churchill Capital Corp IV merged with Lucid Motors in July 2021. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citigroup Inc., a NYSE-traded, global financial services company, and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi.
SKILLS AND QUALIFICATIONS
Mr. Klein is qualified to serve as a director due to his significant investment banking and advisory experience, including for companies in information services.

2023 Proxy Statement	15

Corporate Governance and Board Matters

Allen R. Thorpe LEAD INDEPENDENT DIRECTOR Partner, Hellman & Friedman LLC	Age: 52 Committees: Nominating and Corporate Governance (Chair)

BIOGRAPHY
Allen R. Thorpe has served as a member of our Board since October 2020, and served as a director of Polaris Parent Corp. (“MultiPlan Parent”), the former parent company of MultiPlan before MultiPlan became a public company, from June 2016 through October 2020. Mr. Thorpe has served as a Partner of Hellman & Friedman LLC, a private equity firm, since January 2004 and leads the firm’s New York office. Prior to joining Hellman & Friedman LLC in 1999, Mr. Thorpe was a vice president with Pacific Equity Partners in Australia, a private equity firm, and was a manager at Bain & Company, Inc., a management consulting firm. He currently serves on the board of directors of Edelman Financial Engines LLC (a private company), Medline Inc. (a private company), athenahealth (a private company), and Caliber Collision (a private company). Mr. Thorpe also previously served as Chairman of Sheridan Healthcare, Inc. (a private company), a director of PPD, Inc. (a NASDAQ-traded company before it was acquired by Thermo Fisher in 2021), Change Healthcare Inc. (a NASDAQ-traded company before it was acquired by UnitedHealth in 2022), Mitchell International Inc. (a private company), Artisan Partners Asset Management Inc. (a NYSE-traded company), the lead independent director of LPL Financial Holdings Inc. (a NASDAQ-traded company), and a member of the advisory board of Grosvenor Capital Management Holdings, LLP (a private company), among others.
SKILLS AND QUALIFICATIONS
Mr. Thorpe is qualified to serve as a director due to his extensive knowledge of the healthcare industry as well as financial and corporate governance experience gained through years of serving as a director of multiple Hellman & Friedman LLC portfolio companies.

Dale White Chief Executive Officer, MultiPlan Corporation	Age: 67 Committees: None

BIOGRAPHY
Dale White has served as President and Chief Executive Officer of MultiPlan and as a member of our Board since February 2022, overseeing and executing on the Company’s mission of delivering fairness, efficiency, and affordability to the U.S. healthcare system. Prior to that, Mr. White served as our President and Chief Operating Officer from August 2021 through February 2022, and in other senior roles at MultiPlan and its predecessors since 2004. Before joining MultiPlan in 2004, Mr. White had previously co-started two healthcare companies and held senior leadership positions at several healthcare organizations, including BCE Emergis, where he served as SVP of Sales and Marketing. Mr. White currently serves on the board of Abacus Insights, Inc., in which the Company holds a minority interest. He also serves on the board of AAPAN, a non-profit trade organization, as well as ConvenientMD, a private corporation specializing in urgent care medical services.
SKILLS AND QUALIFICATIONS
Mr. White is qualified to serve as a director due to his extensive knowledge of the healthcare industry, as well as his experience in various senior executive roles at MultiPlan including as our current Chief Executive Officer.

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Continuing Directors
Class I Directors

Michael K. Attal INDEPENDENT Principal, Hellman & Friedman LLC	Age: 30 Committees: Audit (Observer) and Risk

BIOGRAPHY
Michael K. Attal has served as a member of our Board since August 2022. Mr. Attal has served as a Principal at Hellman & Friedman LLC since November 2019. He is active in the firm’s investment in Medline, a global manufacturer, distributor, and solutions provider focused on improving the overall operating performance of healthcare. He was also formerly active in the firm’s investment in PPD, Inc. (a NASDAQ-traded company before it was acquired by Thermo Fisher in 2021). Prior to joining Hellman & Friedman LLC in 2016, Mr. Attal worked as an investment banker in the mergers and acquisitions department of Morgan Stanley & Co.
SKILLS AND QUALIFICATIONS
Mr. Attal is qualified to serve as a director due to his financial acumen, experience in the healthcare industry, experience with environmental, social, and governance matters, and mergers and acquisition experience.

C. Martin Harris INDEPENDENT AVP of the Health Enterprise and Chief Business Officer, Dell Medical School at The University of Texas at Austin	Age: 66 Committees: Risk

BIOGRAPHY
C. Martin Harris, MD, MBA has served as a member of our Board since January 2021. Dr. Harris has served as Associate Vice President of the Health Enterprise and Chief Business Officer at the Dell Medical School at The University of Texas at Austin since December 2016. Previously, he was CIO and Chairman of the Information Technology Division, as well as a Staff Physician, at The Cleveland Clinic Foundation Department of General Internal Medicine. He also served as a Staff Physician for the Cleveland Clinic Hospital. Dr. Harris currently serves on the board of directors of three NYSE-listed companies, Agiliti, Inc., Thermo Fisher Scientific, and Colgate-Palmolive Company. He also served on the board of directors of HealthStream, Inc., a NASDAQ-listed company, from September 2010 through February 2021, and Invacare Corporation, a publicly-traded company, from 2003 through May 2022.
SKILLS AND QUALIFICATIONS
Dr. Harris is qualified to serve as a director due to his extensive experience in the healthcare industry as a leader of healthcare organizations and his expertise in the use of information technology in the healthcare industry, as well as his board-level experience from his many years served on public company boards in the healthcare industry.

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Mark H. Tabak Chairperson of the Board, MultiPlan Corporation	Age: 73 Committees: None

BIOGRAPHY
Mark H. Tabak has served as chairperson of our Board since October 2020, and served as a director of MultiPlan Parent from 2006 through October 2022. Mr. Tabak served as Chief Executive Officer of MultiPlan from 2002 to January 2022, and as Vice-Chairman and Co-Chief Executive Officer from 2000 to 2002. Prior to that, Mr. Tabak held executive roles at Healthcare Capital Partners, International Management Care Advisors, LLC, American International Group, Inc., Group Health Plan Inc., Health America and The International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America. Mr. Tabak also served on a commission created to evaluate the impact of various healthcare reform proposals on New York State.
SKILLS AND QUALIFICATIONS
Mr. Tabak is qualified to serve as a director due to his extensive knowledge of the healthcare industry as well as his prior experience as MultiPlan’s Chief Executive Officer.

Class II Directors

Glenn R. August INDEPENDENT Founder, Senior Partner and Chief Executive Officer, Oak Hill Advisors	Age: 61 Committees: Nominating and Corporate Governance

BIOGRAPHY
Glenn R. August has served as a member of our Board since the Churchill IPO. Mr. August is the Founder and Chief Executive Officer of Oak Hill Advisors, L.P., a leading alternative investment firm. Mr. August serves as global head of the firm’s distressed investment activities and chairs or serves on various firm committees. In 2021, T. Rowe Price Group, Inc. acquired Oak Hill Advisors, L.P. and operates it as a standalone business. Since December 2021, Mr. August has been an executive officer and vice president of T. Rowe Price Group, Inc. and has served on its Management Committee and on its Board of Directors.
Mr. August co-founded the predecessor investment firm to Oak Hill Advisors, L.P. in 1987 and took responsibility for the firm’s credit and distressed investment activities in 1990. He has played leadership roles in numerous restructurings and, since 1987, has served on 18 corporate boards. He currently serves on the Board of Directors of Lucid Group, Inc., a NASDAQ-traded company. Mr. August has served on the Board of Trustees of Horace Mann School since June 2009 and The Mount Sinai Medical Center since March 2011. He has also served on the Board of Directors of the Partnership for New York City since January 2021 and the 92nd Street Y since June 2002.
Mr. August previously served on the Board of Directors for Cooper Standard Automotive until May 2017 and OHA Investment Corporation until December 2019. He also previously served on the Board of Directors of several publicly-traded blank check companies: Churchill Capital Corporation II (now Skillsoft) until June 2021, Churchill Capital Corporation V until December 2021, Churchill Capital Corporation VI until December 2021, and Churchill Capital Corporation VII until December 2021. He earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University.
SKILLS AND QUALIFICATIONS
Mr. August is qualified to serve as a director due to his extensive corporate finance and operational experience in both public and privately owned multi-national technology businesses.

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Richard A. Clarke INDEPENDENT Chief Executive Officer, Good Harbor Security Risk Management	Age: 72 Committees: Audit and Risk (Chair)

BIOGRAPHY
Richard A. Clarke has served as a member of our Board since October 2020, and served as a director of MultiPlan Parent from October 2016 through October 2020. Since 2012, Mr. Clarke has served as Chief Executive Officer of Good Harbor Security Risk Management, a private consultancy specializing in cybersecurity for enterprises and mid-cap companies in aviation, insurance, finance, health, technology, and media. He is an advisor at Paladin Capital group, a venture capital firm. In addition, Mr. Clarke is the Chairman of the Board of Governors, Middle East Institute of Washington, D.C. and a member of the Board of Directors of Visible Assets, a private physical security device manufacturer.
Mr. Clarke served for thirty years in the United States Government, serving three consecutive Presidents. In the White House, he served as America’s first “Counter-Terrorism Czar” and its first “Cyber Czar.” Prior to his White House years, he served as a diplomat. He was confirmed as Assistant Secretary of State, and held other positions in the State Department (Deputy Assistant Secretary of State for Intelligence) and the Pentagon for twenty years. Since leaving government in 2003, Mr. Clarke has served as an on-air consultant for ABC News for fifteen years and taught at Harvard’s Kennedy School of Government for five years.
He is the author of ten books, including WARNINGS, on risk management, THE FIFTH DOMAIN and CYBER WAR on cyber security, and AGAINST ALL ENEMIES on terrorism and national security.
Mr. Clarke was co-chair of Virginia Governor McAuliffe’s Cybersecurity Commission and he also served on the New York Cybersecurity Advisory Board. Mr. Clarke was formerly a member of President Obama’s Review Group on Intelligence and Technology. He has served as a director of several private companies, including Veracode, Inc., Carbon Black, Inc. (f/k/a Bit9, Inc.), Sectigo Inc., BlueCat Networks, Inc. and Nok Nok Labs, Inc. He has also served on private company corporate advisory boards, including RedSeal, Inc., Awake Security, Inc., Red Five Security, LLC and HawkEye 360, Inc.
SKILLS AND QUALIFICATIONS
Mr. Clarke is qualified to serve as a director due to his extensive knowledge and experience of cybersecurity and security risk management.

Julie D. Klapstein INDEPENDENT Former Chief Executive Officer, Availity, LLC	Age: 68 Committees: Audit and Compensation

BIOGRAPHY
Julie D. Klapstein has served as a member of our Board since November 2020. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC (a private company), a health information network optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. She served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She also served as the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein has more than 30 years of experience in the healthcare information technology industry including executive roles at healthcare companies including Phycom, Sunquest Information Systems, SMS’ Turnkey Systems Division and GTE Health Systems. Her early career with AT&T Information Systems also focused on the healthcare industry. Ms. Klapstein currently serves as the lead director of Amedisys, a NASDAQ-listed company, and is a member of the quality of care, compensation, and nominating and governance committees. She also serves on the boards of NextGen Healthcare, a NASDAQ-listed company, including on the audit and compensation committees; Oak Street Health, a NYSE-listed company, including on the compliance committee and chair of the compensation committee; and Revecore, a private company.
SKILLS AND QUALIFICATIONS
Ms. Klapstein is qualified to serve as a director due to her extensive experience in the healthcare and healthcare technology industries, having served in executive capacities for multiple healthcare technology companies, as well as her public company board experience.

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P. Hunter Philbrick INDEPENDENT Partner, Hellman & Friedman LLC	Age: 43 Committees: Compensation (Chair) and Nominating and Corporate Governance

BIOGRAPHY
P. Hunter Philbrick has served as a member of our Board since October 2020, and served as a director of MultiPlan Parent from October 2016 through October 2022. Mr. Philbrick has served as a Partner at Hellman & Friedman LLC since January 2013. Prior to joining Hellman & Friedman LLC in 2003, Mr. Philbrick worked as an investment banker in the mergers, acquisitions and restructuring and general industrial departments of Morgan Stanley & Co. He currently serves as a member of the board of directors of several private companies, including Cordis, Vantage Group Holdings, Ltd., and Hub International Limited. Mr. Philbrick was formerly a director of Change Healthcare Inc., a NASDAQ-traded company before it was acquired by UnitedHealth in 2022, GeoVera Insurance Holdings Ltd., a private company, PPD, Inc., a NASDAQ-traded company before it was acquired by Thermo Fisher in 2021, and Sedgwick Inc., a private company.
SKILLS AND QUALIFICATIONS
Mr. Philbrick is qualified to serve as a director due to his finance and capital markets experience as well as insight into the healthcare industry, gained from advising and serving as a director of multiple Hellman & Friedman LLC portfolio companies.

Director and Director Nominee Skills and Experience Matrix
Our directors and director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills. The skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of our Company and the execution of our corporate strategy. This skills and experience matrix is not intended to be an exhaustive list of each of our directors’ and director nominees’ skills or contributions to the Board.

Director	Executive Leadership	Public Company Board Experience	Healthcare Industry	Tech. Industry	Legal/Securities Regulatory Experience	Accounting/ Finance Experience	Cyber-Security	Risk Management	Regulatory/ Public Policy Experience	Capital Markets	ESG
Michael K. Attal			+	+		+				+	+
Glenn R. August	+	+	+	+		+				+
Richard A. Clarke	+			+		+	+	+	+		+
Anthony Colaluca, Jr.	+	+	+	+	+	+	+	+		+
C. Martin Harris, M.D.	+	+	+	+			+	+
Julie D. Klapstein	+	+	+	+		+		+
Michael S. Klein	+	+		+	+	+				+
P. Hunter Philbrick		+	+	+		+		+		+	+
Mark H. Tabak	+		+	+					+
Allen R. Thorpe	+	+	+	+		+				+	+
Dale White	+		+	+			+	+
Board’s Role and Responsibilities
The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders and in accordance with state and other applicable laws and regulations. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
To assist the Board in fulfilling its responsibilities, the Board has adopted Corporate Governance Guidelines which describe the principles and practices that the Board will follow in carrying out its responsibilities. The Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations,

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and stock exchange requirements. Our Corporate Governance Guidelines can be found on our website at https://investors.multiplan.com under “Governance – Governance Documents.”
Oversight of Strategy
The Board is actively engaged in the oversight of the Company’s strategic planning. The Board receives detailed presentations throughout the year on critical aspects of the implementation of these initiatives so that it can continually monitor progress on initiatives and adjust the strategy as conditions dictate. To further facilitate its oversight, the Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings and in other formal or informal settings. In addition, the Board is focused on and committed to oversight of management and business performance; talent management and executive compensation; risk management, including technology, privacy and cybersecurity risks; compliance with applicable rules and regulations; and environmental, social and governance matters.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described in our Annual Report on Form 10-K under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, in particular the newly-formed Risk Committee, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Notably, in late 2022, the Board established a dedicated Risk Committee to assist the Board in overseeing enterprise-wide risk assessment and management, including with respect to cybersecurity, information security and data privacy, in alignment and coordination with the other committees.
Management Development and Succession Planning
At least annually, the Board shall review a succession plan for our executive officers, developed by management and reviewed by the Nominating and Corporate Governance Committee. The succession plan will include, among other things, an assessment of the experience, performance and skills for possible successors to the CEO.
Environmental, Social, and Governance at MultiPlan
At MultiPlan, our business has always focused on the healthcare challenges of the people and communities around us. Through our technology-enabled cost-management solutions, we are furthering our contribution by reducing the financial burden of healthcare, especially for those most vulnerable, and, by extension, increasing the delivery of better health outcomes from U.S. healthcare services.

In our pursuit, we remain committed to achieving and sustaining business excellence by making the right decisions with integrity, corporate responsibility, and ethics to protect and enhance the interests of all our stakeholders.

In 2021, we formally embarked on a structured approach to assessing and reporting on our material environmental, social, and governance (“ESG”) factors. By doing so, we are identifying, managing, and tracking our progress on particular risks and opportunities that are important to our business, our employees, our clients, and the communities in which we live and work. This involved the establishment of a Sustainability Working Group, which has grown to comprise members from across the organization, including legal, corporate finance, investor relations, human resources, and internal audit, and the execution of an ESG diagnostic.

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Our Sustainability Working Group is responsible for identifying, coordinating, and communicating the material ESG risks and opportunities of our business. They engage external third-parties to assist in the process, and work collaboratively with team members to gain specific insights on our policies, practices, and procedures. Updates on their findings and activities are presented to our management and Board on a regular basis.

As part of the efforts of our Sustainability Working Group, we conducted an ESG diagnostic. The analysis employed as part of this ESG diagnostic considered focus areas of external frameworks, such as the Sustainability Accounting Standards Board Standards, the Task Force on Climate-related Disclosures, and the United Nations Sustainable Development Goals. It examined investor-relevant policies and priorities, evaluated methodologies and assessments of ESG rating agencies, and explored peer best practices and disclosures to identify our business-relevant ESG issues and refine our approach.

Following this ESG diagnostic, we are proud to have recently published our the MultiPlan 2022 ESG Report, which is our inaugural ESG report. The MultiPlan 2022 ESG Report is available at: https://investors.multiplan.us/governance/ESG. We encourage you to review this report to learn more about our ESG journey. The information contained on, or available through, this website is not a part of, or incorporated by reference into, this proxy statement.
Communications with the Board of Directors
Anyone who would like to communicate with, or otherwise make his or her concerns known, directly to the Chairperson of any of the Audit, the Compensation, the Nominating and Corporate Governance, or the Risk Committee, or to the non-management or independent directors as a group, or recommend a potential director candidate, may do so by sending such communications, concerns or recommendation to the Company’s General Counsel at MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402.
The General Counsel or his designee shall initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel or his or her designee will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes (unless relevant to consideration of a potential director candidate) or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Board Structure
Changes to the Board of Directors in 2022
In 2022, the composition of our Board and its committees changed as follows:
•On August 2, 2022, Mr. Attal replaced Paul D. Emery as a member of the Board. Pursuant to the Investor Rights Agreement, H&F, in its capacity as the Seller Representative (as defined in the Investor Rights Agreement), retains the right to appoint certain members of the Board. In connection with the end of Mr. Emery’s employment with H&F’s parent company, H&F appointed Mr. Attal to replace Mr. Emery as a Class I director. Mr. Attal was also appointed as a non-voting observer to the Audit Committee. Mr. Attal is a Principal at the parent company of H&F.
•On October 27, 2022, the Risk Committee was formed. Mr. Clarke was appointed as chair and Messrs. Attal and Harris were appointed as members.
•In connection with the formation of the Risk Committee, Mr. Clarke resigned from the Compensation Committee in light of his new responsibilities as chair of the Risk Committee. Ms. Klapstein replaced Mr. Clarke on the Compensation Committee.
•On December 31, 2022, William Veghte resigned as a member of the Board.
Lead Independent Director
Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined. In the event that the roles are combined, the Corporate Governance Guidelines provide for the naming of a Lead Independent Director (the “Lead Director”). In connection with the promotion of Dale White to the position of President and Chief Executive Officer of the Company in February 2022, the Board of Directors determined that it was best for the Company for Mr. Tabak to continue to serve as Chairman of the Board of the Company. At the same time, the Board of Directors believes that it is beneficial to the Company and increases the effectiveness of the Board of Directors to have an independent director

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integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. As a result, Mr. Thorpe continues to serve as Lead Director.
As Lead Director, Mr. Thorpe will help coordinate the efforts of the independent directors and Non-Employee Directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. The Lead Director has the following authority:
•preside over all meetings of the Board at which the Chairperson is not present, including meetings of the independent directors;
•assist in scheduling Board meetings and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•request the inclusion of certain materials for Board meetings;
•approve all information sent to the Board;
•communicate to the Chief Executive Officer, together with the Chairperson of the Compensation Committee, the results of the Board’s evaluation of Chief Executive Officer performance;
•collaborate with the Chairperson of the Board and the Chief Executive Officer regarding Board meeting agendas and approve such agendas;
•collaborate with the Chairperson of the Board and the Chief Executive Officer in determining the need for special meetings of the Board;
•provide leadership and potentially serve as temporary Chairperson of the Board or Chief Executive Officer in the event of the inability of the Chairperson of the Board or Chief Executive Officer to fulfill his/her role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Director shall have the authority to convene meetings of the full Board or management;
•serve as the liaison for stockholders who request direct communications with the Board;
•act as the liaison between the independent directors and the Chairperson of the Board, as appropriate;
•call meetings of the independent directors when necessary and appropriate;
•recommend to the Board, in concert with the Chairperson of the Board and/or chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial, or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company; and
•such additional duties and authority as our Board may otherwise determine and delegate.
Although the Board currently separates the role of Chairperson of the Board from the role of Chief Executive Officer, the Board believes that it is beneficial to maintain a Lead Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company, and helps to foster clear accountability, effective decision-making and alignment on corporate strategy.
Committees of the Board of Directors
The Board has three core standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines and the listing rules of the NYSE require that each of these committees be comprised solely of independent directors subject to certain phase-in periods. In addition, all members of the Audit Committee and the Compensation Committee must meet applicable enhanced NYSE and SEC independence requirements. Each of our core standing committees are composed solely of independent directors and the Audit Committee and Compensation Committee are comprised solely of directors whom our Board has determined meet the applicable enhanced independence standards for those committees. In late 2022, the Board also established a fourth standing committee, the Risk Committee, which is described in greater detail below.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website.

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Audit Committee
The members of our Audit Committee are Messrs. Clarke and Colaluca and Ms. Klapstein, and Mr. Colaluca serves as chair of the Audit Committee. Mr. Attal also attends meetings but in a non-voting capacity. Each member of the Audit Committee is financially literate and the Board has determined that Mr. Colaluca and Ms. Klapstein each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
Our Audit Committee is directly responsible for, among other things:
•appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of the independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing policies and practices related to financial risk assessment and management;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as certain compliance with legal and regulatory requirements;
•reviewing, overseeing, approving, or not approving any related-person transactions;
•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.

Compensation Committee
The members of our Compensation Committee are Messrs. Colaluca and Philbrick and Ms. Klapstein, and Mr. Philbrick serves as chair of the Compensation Committee.
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•acting as an administrator of our equity incentive plans;
•reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. August, Philbrick, and Thorpe, and Mr. Thorpe serves as chair of the Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board, including the consideration of nominees submitted by stockholders, and to each of the Board’s committees;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;
•overseeing the process of evaluating the performance of our Board; and
•assisting our Board on corporate governance matters.

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Risk Committee
The members of our Risk Committee are Messrs. Clarke, Harris, and Attal, and Mr. Clarke serves as chair of the Risk Committee.
Our Risk Committee is responsible for, among other things:
•enterprise-wide risk assessment and management, including with respect to cybersecurity, information security and data privacy; and
•risk management policies and procedures of the Company that are designed to identify, prioritize, assess, monitor, and mitigate the various risks the Company confronts.

Board Processes
Executive Sessions
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in regularly scheduled executive sessions with no members of management present and, if the non-management directors include directors who have not been determined to be independent, it is expected that the independent directors will separately meet in a private session at least twice a year that excludes management and directors who have not been determined to be independent. The Chairperson of the Board or the Lead Director may preside at executive sessions.
Director Attendance
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. During the fiscal year ended December 31, 2022 (“fiscal year 2022”), the Board of Directors met a total of five times, the Audit Committee met five times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met four times. In light of the formation of the Risk Committee on October 27, 2022, the Risk Committee did not hold any meetings in the remaining two months of 2022. Each director, other than Mr. August and Mr. Veghte, participated in at least 75% of the board and committee meetings for which the director was a member, although Mr. August did attend 100% of meetings of the Board. Mr. Veghte resigned from the Board effective December 31, 2022.

Directors are encouraged to attend our Annual Meeting of Stockholders. In 2022, all directors attended the annual meeting other than Messrs. August, Klein, and Veghte.
Board and Committee Evaluation Process
The Board, acting through the Nominating and Corporate Governance Committee, conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively and to identify opportunities for improvement. For the assessment in 2022, the process included a request that each director participate in an evaluation of the Board and its committees, which sought feedback in many areas, including composition, meetings, responsibilities, and committees. As part of the review process, the Lead Director and Chair of the Nominating and Corporate Governance Committee also spoke with directors individually to discuss issues in greater depth and obtain more targeted feedback and suggestions and ultimately reported the results to the Board and the Committee chairs. In addition, the Nominating and Corporate Governance Committee periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee seeks to conduct a self-evaluation at least annually and reports the results to the Board. Each such committee’s evaluation compares the performance of such committee with the requirements of its written charter.

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Director Education
Management, working with the Board, will provide an orientation process for new directors and coordinate director continuing education programs. The orientation process is designed to familiarize new directors with the Company’s businesses, strategies and challenges and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. As appropriate, management will prepare additional educational sessions for directors on matters relevant to the Company and its business.
Corporate Governance Documents
You can learn more about our corporate governance by visiting https://investors.multiplan.com where you will find the following documents under “Governance – Governance Documents”:
•Audit Committee Charter
•Code of Business Conduct and Ethics
•Compensation Committee Charter
•Corporate Governance Guidelines
•Nominating and Corporate Governance Committee Charter
•Risk Committee Charter
The Company’s stockholders may obtain printed copies of these documents by writing to MultiPlan Corporation, 16 Crosby Drive, Bedford, MA 01730-1402, attention: Corporate Secretary.
The information contained on, or available through, our investors website is not a part of, or incorporated by reference into, this proxy statement.
Compensation of Directors
Each member of our Board that is not an employee of the Company or any subsidiary of the Company, other than Mr. Tabak (each a “Non-Employee Director”), is entitled to receive an annual cash retainer of $100,000, payable quarterly in four equal installments of $25,000 each (in arrears). In addition, each Non-Employee Director is entitled to receive an annual restricted stock unit award with respect to a number of shares of our Class A common stock having an aggregate grant date fair market value of $100,000. The units will vest on the earlier of (i) the first anniversary of the director’s applicable vesting commencement date and (ii) the first regularly scheduled annual meeting of the stockholders of the Company following the date of grant. In the event of a director’s voluntary resignation from the Board prior to vesting, a pro rata portion of their units will vest as of the date their service is terminated based on time served since the commencement date of the award, unless grounds for cause exist (as defined in the related award agreement). In addition, in the event a director’s service is terminated by the Company in connection with or following a change in control (as defined in the related award agreement), the units will become fully vested as of the director’s termination date, unless the termination was for cause (as defined in their related award agreement). Effective from February 1, 2022 and for as long as he serves as Non-Executive Chairman, Mr. Tabak is entitled to receive an annual cash retainer of $500,000 payable quarterly in four equal installments of $125,000 each (in arrears and prorated for any partial quarter). As Mr. Tabak was appointed as Non-Executive Chairman on February 1, 2022, he received a prorated cash retainer payment of $83,333 for the first quarter of 2022. Mr. Tabak is not entitled to any equity compensation for his service as a director. Because Mr. Tabak served as Chief Executive Officer for a portion of 2022, his compensation as Non-Executive Chairman is not included in the Director Compensation Table below, but is rather included in the Summary Compensation Table in the section entitled “Executive Compensation” further below.
The chairpersons and members of the following committees will receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below.

Committee	Committee Member Retainer ($)	Committee Chair Retainer ($)
Audit Committee	12,500	25,000
Compensation Committee	10,000	20,000
Nominating and Corporate Governance Committee	7,500	15,000
Risk Committee	10,000	20,000

26

Corporate Governance and Board Matters
All directors, including our Non-Employee Directors, are reimbursed for travel and other expenses directly related to director activities and responsibilities.
Any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the General Counsel of the Company. Until otherwise notified to the General Counsel of the Company, each of Messrs. Attal, Philbrick, and Thorpe have elected to forego their right to all such compensation. Further, Mr. Emery, until his departure from the Board on August 2, 2022, also elected to forego his right to all such compensation.
Director Compensation Table
The following table summarizes the compensation paid to each Non-Employee Director during 2022.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Mr. August(4)	107,500	100,000	—	207,500
Mr. Clarke	124,293	100,000	—	224,293
Mr. Colaluca	135,000	100,000	—	235,000
Dr. Harris	101,793	100,000	—	201,793
Ms. Klapstein	114,293	100,000	—	214,293
Mr. Klein	100,000	100,000	—	200,000
Mr. Veghte(5)	100,000	100,000	—	200,000
(1)Excludes Messrs. Attal, Emery, Philbrick and Thorpe, each of whom elected to forego their right to director compensation. Also excludes compensation paid to Mr. Tabak as Non-Executive Chairman of the Board as such compensation appears in the Summary Compensation Table in the Section Entitled “Executive Compensation” below as a result of Mr. Tabak having served as Chief Executive Officer for a portion of 2022.
(2)Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. For additional information see Note 15 Stock-Based Compensation of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.
(3)The aggregate number of restricted stock units held by each Non-Employee Director as of December 31, 2022 was as follows:

Name(a)	Aggregate Unvested Units Outstanding
Mr. August(b)	22,271
Mr. Clarke	22,271
Mr. Colaluca	22,271
Dr. Harris	22,271
Ms. Klapstein	22,271
Mr. Klein	22,271
(a)     Mr. Veghte is omitted from this table as a result of his voluntarily resignation from the Board on December 31, 2022. Pursuant to Mr. Veghte’s award agreement for his 2022 grant of RSUs and in connection with his resignation, 15,254 RSUs, which represents a prorated portion of Mr. Veghte’s 2022 annual grant of 22,271 RSUs, vested upon his resignation. The remaining 7,017 RSUs were forfeited.
(b)    Pursuant to the policies of Oak Hill Advisors, L.P., all cash and equity compensation received by Mr. August as a Non-Employee Director is for the benefit of certain client accounts advised by Oak Hill Advisors, L.P. and/or one of its subsidiary investment advisers.
(4)Pursuant to the policies of Oak Hill Advisors, L.P., all cash and equity compensation received by Mr. August as a Non-Employee Director is for the benefit of certain client accounts advised by Oak Hill Advisors, L.P. and/or one of its subsidiary investment advisers.
(5)Mr. Veghte voluntarily resigned from the Board on December 31, 2022. On April 26, 2022, Mr. Veghte received an annual grant of RSUs equal to $100,000. Pursuant to Mr. Veghte’s award agreement for his 2022 grant of RSUs and in connection with this resignation, 15,254 RSUs, which represents a prorated portion of Mr. Veghte’s 2022 annual grant of 22,271 RSUs, vested upon his resignation. The remaining 7,017 RSUs were forfeited.

2023 Proxy Statement	27

Corporate Governance and Board Matters
Related Party Transactions
Related Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has, or during that period had, one or more officers serving on our Board. We are a party to certain transactions with H&F and its affiliates as described in “Transaction with Related Persons.” While Mr. Philbrick, Chair of the Compensation Committee, is a Partner at the parent company of H&F, he does not have a material interest in such transactions.
Transactions with Related Persons
Other than as described below, since the beginning of our 2022 fiscal year, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment, and change in control arrangements, which are described where required under “Executive Compensation.” We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Investor Rights Agreement
MultiPlan, the Sponsor, Holdings, H&F and certain other parties thereto have entered into an Investor Rights Agreement, as amended from time to time, pursuant to which such stockholders will be entitled to, among other things, certain registration rights, including demand, piggy-back, and shelf registration rights, subject to cut-back provisions, and certain indemnification rights.
Sponsor and H&F have been involved in certain legal matters for which they are entitled to advancement of expenses and indemnification from us under the terms of the Investor Rights Agreement.
Arrangements with Beneficial Owners of Holdings
Services Provided by Hub International Limited
During the year ended December 31, 2022, MultiPlan has obtained insurance policies through Hub International Limited, which is an affiliate of H&F. As the insurance broker for such policies, Hub International Limited may have received commissions from the insurance carriers with which MultiPlan’s insurance policies were placed of approximately $1.1 million.

28

Audit Committee Matters

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

PricewaterhouseCoopers LLP (“PwC”) has served as the independent registered public accounting firm of the Company or its predecessors since 2009. The Audit Committee evaluates PwC’s performance each year and determines whether to re-engage PwC or consider other audit firms. The Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“fiscal year 2023”). In making this appointment, the Audit Committee carefully considered, among other things:
•PwC’s independence and objectivity;
•industry specific experience;
•the quality and efficiency of the services provided by PwC;
•PwC’s resources, capabilities, and technical expertise;
•the quality and candor of PwC’s communications;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•the appropriateness of fees charged for audit and non-audit services;
•knowledge of our operations, personnel, culture, accounting policies and practices, and internal control over financial reporting;
•feedback from our management and Audit Committee members regarding PwC’s service and quality; and
•the length of time that PwC has served in this role and the impact of changing auditors.
Based on this evaluation, the Audit Committee determined that it was in the best interest of the Company and its stockholders to continue the retention of PwC as our independent registered public accounting firm for fiscal year 2023.
Representatives of PwC are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do, and will be available to respond to appropriate questions from stockholders.
Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Board is submitting the selection of PwC as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

2023 Proxy Statement	29

Audit Committee Matters
Fees
The following table shows the fees for professional services rendered to us by PwC for the years ended December 31, 2022 and 2021:

	2022 ($)	2021 ($)
Audit Fees(1)	1,857,500	1,676,365
Audit-Related Fees(2)	313,000	459,750
Tax Fees(3)	110,182	327,500
All Other Fees(4)	—	—
TOTAL	2,280,682	2,463,615
(1)Audit Fees include fees for professional services performed by PwC for the audit of the Company’s annual financial statements as well as services that are normally provided in connection with statutory and regulatory filings or engagements such as consents. In 2022, this also included $0.2 million related to technical accounting analysis, and, in 2021, fees of $0.1 million related to the acquisition of Discovery Health Partners and material weakness remediation.
(2)Audit-Related Fees include fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements, including work provided in connection with employee benefit plan audits and the preparation of SOC 1 reports (SOC is an abbreviation for Service Organization Controls) regarding our revenue systems. In 2021, this also included $0.2 million for comfort letters related to the August 2021 debt offering.
(3)Tax Fees include fees for tax compliance, tax advice, and tax planning.
(4)All Other Fees include fees for other permissible work performed by PwC that do not meet the above category descriptions.
In accordance with its charter, the Audit Committee approved in advance all audit services and permissible non-audit services provided by the Company’s independent registered public accounting firm for fiscal year 2022.
Pre-Approval Policy and Procedures
The Audit Committee has adopted a pre-approval policy and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services our independent registered public accounting firm provides to us or any of our subsidiaries. In accordance with the policy, the Audit Committee approved in advance all audit services provided by our independent registered public accounting firm for fiscal year 2022, taking into consideration whether non-audit services were compatible with maintaining PwC’s independence.
Although the Audit Committee pre-approves certain permissible services, the pre-approval procedures also include a delegation of authority to the Audit Committee Chairperson to pre-approve services by our independent registered public accounting firm. Under this designation of authority, the Audit Committee Chair must report any pre-approval to the entire Committee at the next Committee meeting.
There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during the 2022 and 2021 fiscal years.

30

Audit Committee Matters
Audit Committee Report
As described in its charter, the purpose of the Audit Committee is to assist the Board in its oversight of:
•the quality and integrity of the Company’s financial statements, including oversight of the Company’s accounting and financial reporting processes, including internal controls;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications, performance, and independence of the independent registered public accounting firm;
•certain aspects of the Company’s corporate compliance program;
•the financial risk management policies and procedures of the Company; and
•the performance of the Company’s internal audit function.
The Audit Committee is directly responsible for the appointment, evaluation, retention, compensation, oversight, and, when appropriate, the termination of the independent registered public accounting firm.
The Audit Committee’s responsibility is one of oversight. The fundamental responsibility for the Company’s financial statements and disclosures rests with management while the independent registered public accounting firm is responsible for conducting the annual audit in accordance with the standards of the PCAOB. The Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing PwC’s report.
The Audit Committee meets regularly together with management, internal audit, and PwC as well as separately and in private sessions with the Chief Financial Officer and each of PwC and internal audit without members of management present to discuss the results of their examinations.
The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC, including:
•the quality, not just the acceptability, of the accounting principles;
•significant financial reporting risks;
•reasonableness of significant accounting judgments and critical accounting policies and estimates;
•clarity of disclosures in the financial statements; and
•the overall quality of the Company’s financial reporting.
The Audit Committee has also reviewed and discussed with management and PwC their evaluation of the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting.
The Audit Committee further discussed with PwC all matters required to be discussed under the standards of the PCAOB, including those matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, and Rule 2-07 of Regulation S-X.
The Audit Committee has received the written communications from PwC required under PCAOB rules regarding PwC’s communications with the Audit Committee concerning independence, and, after discussions with PwC, the Audit Committee concluded that PwC is independent from the Company and its management.
Based on these reviews, discussions, disclosures, and other information considered by the Audit Committee in its judgment, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2022.
AUDIT COMMITTEE
Anthony Colaluca, Jr., Chair
Richard A. Clarke
Julie D. Klapstein

2023 Proxy Statement	31

Executive Officers
The Executive Officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. The following sets forth certain information as of the date of this proxy statement regarding our Executive Officers.

Dale A. White President and Chief Executive Officer Age: 67
PROFESSIONAL EXPERIENCE
•President and Chief Executive Officer since February 2022
•President and Chief Operating Officer from August 2021 through January 2022
•President, Payor Markets from October 2020 through August 2021
•Executive Vice President and Chief Revenue Officer from January 2018 through October 2020
•Executive Vice President, Sales and Account Management from 2004 through January 2018
Prior to that, Mr. White served as Senior Vice President of Sales and Marketing for BCE Emergis Corp., which was acquired by MultiPlan in 2004, and previously held strategic management positions with several other healthcare companies.

James M. Head Executive Vice President and Chief Financial Officer Age: 57
PROFESSIONAL EXPERIENCE
•Executive Vice President and Chief Financial Officer since November 2021
•Partner at BDT & Company, LLC., a merchant banking firm, from 2016 through March 2021
Prior to joining BDT, Mr. Head worked at Morgan Stanley for 22 years where he held various executive leadership roles, including Co-Head of the Mergers, Acquisitions and Restructuring Group, Americas from 2013 to 2016; Co-Head of the Financial Institutions M&A Group, Americas from 2008 to 2013; and Managing Director from 2003 to 2016.
Mr. Head serves on the board of Sally Beauty Holdings, Inc., a NYSE-traded company, where he is chair of the Executive Committee and a member of the Audit Committee.

Jeffrey A. Doctoroff Executive Vice President, General Counsel and Secretary Age: 54
PROFESSIONAL EXPERIENCE
•Executive Vice President, General Counsel and Secretary since February 2023
•Senior Vice President, General Counsel and Secretary from October 2020 to February 2023
•Senior Vice President and General Counsel from August 2014 through October 2020
•Senior Vice President and General Counsel at Health Dialog from 2009-2014
•Deputy General Counsel at Health Dialog from 2006-2009
Prior to joining Health Dialog, Mr. Doctoroff was an associate at Ropes & Gray LLP, a law firm.

Michael C. Kim Senior Vice President and Chief Information Officer Age: 57
PROFESSIONAL EXPERIENCE
•Senior Vice President and Chief Information Officer since October 2020
•Chief Information Officer from December 2013 to October 2020
•Chief Administrative Officer of Technology and Operations at Torus Insurance Holdings Limited from 2010-2013
In addition, Mr. Kim served in various roles at the Hartford Financial Services Group, Inc., including Chief Technology Officer, and as Chief Executive Officer of Converit, Inc.

Carol Nutter Senior Vice President and Chief People Officer Age: 46
PROFESSIONAL EXPERIENCE
•Senior Vice President and Chief People Officer since January 2023
•Senior Vice President, Talent and Culture, at Optoro, a private retail technology company, from December 2020 to December 2022.
•Chief People Officer at Promontory Financial Group, a consultancy and subsidiary of Internal Business Machines Corporation (NYSE: IBM), from August 2015 to December 2020.
Prior to Promontory Financial Group, Ms. Nutter held positions at Booz Allen Hamilton and BearingPoint.

There are no family relationships among any of our executive officers or directors.

32

Executive Compensation

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

Executive Summary
Named Executive Officers
Our named executive officers for fiscal year 2022 consisted of:

Dale White	Mark Tabak	James Head	Jeffrey Doctoroff	Michael Kim
President & Chief Executive Officer	Former Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, General Counsel & Secretary	Senior Vice President & Chief Information Officer

Business/Performance Highlights
We delivered strong financial results in 2022, despite significant challenges in the external environment. In the first half of the year we delivered two of our strongest quarters for revenues and adjusted EBITDA in our history, driven by strong utilization of healthcare services in the fourth quarter of 2021 and in early 2022. During this period, we also implemented our new NSA service line, taking advantage of our domain knowledge and considerable investment, and turning what many viewed as a threat into a real strength of the Company. Our results softened in the second half of the year, driven primarily by weaker healthcare utilization trends and the partial attrition of a customer program.
Throughout the year, we continued to make significant progress strengthening our business. We signed multi-year contract renewals with two of our larger customers, improving our competitive position and increasing the visibility of our revenues. In the fourth quarter, we began reducing our debt by repurchasing approximately $136 million of face value of our 5.750% senior unsecured notes. We also completed an extensive review of our growth strategy, which yielded a concrete plan for investing in meaningful opportunities to enhance and diversify our product and service lines and position our business for growth in the coming years.
Amid all of this, we continued to demonstrate the critical role we play in the healthcare ecosystem, processing a record $155.2 billion in medical charges and identifying over $22.3 billion in potential medical cost savings for over 100,000 employers and over 25 million unique patients served through our customers.
Compensation Philosophy and Objectives
The goal of our executive compensation program is to create long-term value for our investors, while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers. We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of specific annual financial goals and aligning executives’ interests with those of our investors by further rewarding performance above established goals and granting long-term incentive compensation in the form of equity grants. We use this philosophy as the foundation for evaluating and improving the effectiveness of our executive pay program. The core elements of our 2022 executive compensation philosophy were that compensation be market competitive, performance-based, investor aligned, and financially efficient.

2023 Proxy Statement	33

Executive Compensation
2022 Executive Compensation Program
The 2022 executive compensation program consisted of the following elements: base salary, annual incentive compensation, and long-term equity incentive compensation. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation.
For 2022, the Compensation Committee engaged Korn Ferry as its independent compensation consultant to assist in reviewing and evaluating our executive compensation program, determining an appropriate compensation peer group for purposes of analyzing and providing the Compensation Committee with competitive pay data, advising the Compensation Committee on executive compensation trends and developments, and assessing the risks of our compensation policies and practices.

Stockholder Feedback on Say-on-Pay in 2022
At our 2022 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with 97.4% of the votes cast in favor of our say-on-pay resolution. The Compensation Committee considered the results of the 2022 say-on-pay vote in its evaluation of our 2023 executive compensation program, and in light of the support our stockholders expressed last year, it did not make any material changes to our executive compensation program as a result of the 2022 say-on-pay vote.

Current Stockholder Advisory Vote on Executive Compensation
We are asking you to approve, on an advisory basis, the compensation of our named executive officers as described in this section of the proxy statement.
We are committed to sound executive compensation practices and corporate governance principles, and are working to ensure that our practices protect and further the interests of stockholders. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders and to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, annual incentive compensation for shorter-term returns linked to annual Company performance, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.

As discussed above in the section entitled “Business/Performance Highlights,” we delivered strong financial results in 2022 and achieved numerous goals and accomplishments important for our business. Despite this, however, our financial performance in 2022 fell short of the targets that we established at the beginning of the year. And, as a result, our compensation program for 2022 worked as intended and consistent with our performance-based philosophy. Payouts in connection with our annual cash incentive plan were 52.50% of target for each of our non-CEO Named Executive Officers and 26.25% of target for our CEO, who elected to forego 50% of his incentive cash payout for 2022 to reward other employees (excluding executive officers). Likewise, the value of equity awards granted to our Named Executive Officers in early 2022 and in 2021 lost significant value in 2022, keeping the interests of our Named Executive Officers aligned with that of our stockholders.
Accordingly, and as required pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, Executive Compensation Tables and narrative discussion related thereto, is hereby APPROVED.”
While the Board and the Compensation Committee will carefully consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company. However, our Board values the opinions of our stockholders and, to the extent that there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

34

Executive Compensation
Report of Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
P. Hunter Philbrick, Chair
Anthony Colaluca, Jr.
Julie D. Klapstein

2023 Proxy Statement	35

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal year 2022 that we provided to each named executive officer. Our named executive officers for 2022 consist of each person who served as our principal executive officer or principal financial officer during 2022 and the two other individuals that served as executive officers during 2022.
Our named executive officers for fiscal year 2022 were as follows:

Dale A. White	President & Chief Executive Officer
Mark H. Tabak	Former Chief Executive Officer (retired on January 31, 2022)
James M. Head	Executive Vice President & Chief Financial Officer
Jeffrey A. Doctoroff	Executive Vice President, General Counsel & Secretary
Michael C. Kim	Senior Vice President & Chief Information Officer
Leadership Changes in 2022
On August 3, 2021, the board of directors announced its plans to appoint Mr. White as Chief Executive Officer of the Company in early 2022. Mr. Tabak continued to serve as Chief Executive Officer into 2022, working closely with Mr. White to ensure a smooth transition. As planned, Mr. Tabak retired as Chief Executive Officer on January 31, 2022, while remaining Chairman of the Board, and Mr. White became President and Chief Executive Officer at such time. Mr. Tabak’s retirement was treated as a termination without “cause” for purposes of his employment agreement.
Executive Compensation Objectives and Philosophy
The goal of our executive compensation program is to create long-term value for our investors, while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers.
We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of specific annual financial goals and aligning executives’ interests with those of our investors by further rewarding performance above established goals and granting long-term incentive compensation in the form of equity grants. We use this philosophy as the foundation for evaluating and improving the effectiveness of our executive pay program. The following are the core elements of our executive compensation philosophy:

Market Competitive
Compensation levels and programs for executives, including the named executive officers, should be competitive relative to the marketplace in which we operate. It is important for us to leverage an understanding of what constitutes competitive pay in our market and build unique strategies to attract the high caliber talent we require to manage and grow MultiPlan.

Performance-Based	A significant portion of executive compensation should be performance-based pay that is “at risk,” based on financial goals, which reward both organizational and individual performance.
Investor Aligned	Incentives should be structured to create alignment between executives and investors.
Financially Efficient	Pay programs and features should attempt to minimize the impact on our earnings and maximize our tax benefits, all other things being equal.
By incorporating these elements, we believe our executive compensation program is responsive to our investors’ objectives and effective in attracting, motivating and retaining the level of talent necessary to grow and manage our business successfully.
Process for Determining 2022 Compensation
Role of Compensation Consultant and Consultant Independence
The Compensation Committee engaged Korn Ferry to serve as its independent compensation consultant for 2022. Korn Ferry’s engagement is focused on:
•reviewing and evaluating our executive compensation program as a whole, each principle element, and the mix of compensation;

36

Executive Compensation
•analyzing and providing the Compensation Committee with competitive pay data with respect to other peer companies;
•advising the Compensation Committee on executive compensation trends and developments; and
•assessing the risks of our compensation policies and practices that may have a material impact on the Company and advising on ways to mitigate any undue risks.
Korn Ferry attends Compensation Committee meetings relating to our executive compensation program and also reviews management’s recommendations regarding our compensation program.
Korn Ferry reports directly to the Compensation Committee and does not provide any material services to the Company beyond the services described above. The Compensation Committee received a written statement from Korn Ferry detailing its independence criteria and, based on such statement and other factors, the Compensation Committee determined that Korn Ferry was independent under the applicable SEC rules and NYSE Listing Standards and that engaging Korn Ferry did not present any conflicts of interest.
Determination of Compensation for 2022
In 2022, the Compensation Committee: (1) reviewed and approved all of the compensation elements for the named executive officers; and (2) reviewed and approved the executive compensation program.
When setting named executive officer compensation, the Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The Compensation Committee determines the number of shares of common stock granted to our named executive officers through equity awards or the target levels of other incentive awards on a discretionary basis, rather than formulaically, by considering the executive’s position, responsibilities, accomplishments, achievements, and tenure with the Company. The Compensation Committee may modify the mix of base salary, annual awards, and long-term awards as it deems appropriate based on a named executive officer’s specific circumstances.
In connection with establishing the named executive officers’ compensation for 2022, the Compensation Committee reviewed the benchmark data for each of the named executive officers, the recommendations of our compensation consultant, and the recommendations of our CEO with respect to the compensation of our named executive officers other than our CEO.
After completing this review, the Compensation Committee approved the base salaries, the bonus plan, and equity awards for each of the named executive officers.
Benchmarking Compensation
Korn Ferry assisted the Compensation Committee in determining the appropriate peer group of companies that are similar to us in size (based on revenue, EBITDA, and market cap), industry, performance, and operational complexity in order to benchmark compensation in the competitive market.
For 2022, the compensation peer group included the following companies:

Broadridge Financial Solutions, Inc. CDK Global, Inc. Cerner Corporation Concentrix Corporation	Encompass Health Corporation Fair Isaac Corporation Maximus, Inc. Premier, Inc.	Quidel Corporation Select Medical Holdings Corporation The Cooper Companies, Inc. WEX Inc.
The Compensation Committee considered the peer group benchmark data, data from published survey sources and other relevant information when determining the appropriate compensation for the named executive officers, but did not benchmark to a prescribed percentage.
Considerations in Setting 2022 Compensation
The 2022 compensation of our named executive officers was set taking into account the named executive officers’ contributions to company-wide operating results and their individual performance objectives. The total target compensation (consisting of base salary, target annual incentive compensation and long-term equity incentive compensation) for our named executive officers was designed to be competitive and based on actual achievement because a significant percentage of total target compensation in 2022 was allocated to variable compensation, paid only upon achievement of MultiPlan’s performance objectives.

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Our compensation program provides increased pay opportunity correlated with superior performance. When evaluating base salary, the Compensation Committee reviews, among other factors, our overall financial and operating performance in the prior year as well as individual performance and the performance of the divisions, business units, or departments for which a named executive officer is responsible. The annual bonus plan was designed to emphasize and reward the named executive officers for corporate performance and hold them accountable for overall company results. The annual equity incentive awards were designed to incentivize the named executive officers to take prudent actions and increase our stockholder value in the long term.
Elements of Compensation

Element	Vehicle	Performance Period	Performance Measures	Purpose
Base Salary	Cash	Ongoing	Not Applicable	•Attract and retain individuals with superior talent •Reward executives for their performance and our short-term performance
Annual Incentive	Cash	Annual	Revenue & Adjusted EBITDA	•Promotes our near-term performance objectives •Rewards individual contributions to the achievement of those objectives
Long-Term Incentive	Equity •Time Vested Units •Stock Options	Typically four years	Equity value of the Company
•Ensures that our executives have a continuing stake in our long-term success and have incentives to increase our equity value
•Rewards management for taking prudent actions and achieving results that create stockholder value

The 2022 executive compensation program consisted of the following key elements: base salary, annual incentive compensation and long-term equity incentive compensation in the form of time-vesting stock options and restricted stock units. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation (as described above). In addition to these key compensation elements, the named executive officers are provided certain other compensation. See “— Other Compensation.”
We believe that offering each of the key components of our executive compensation program is necessary to remain competitive in attracting and retaining talented executives. Base salaries are designed to reward executives for their performance and our short-term performance and to attract and retain individuals with superior talent. The annual incentive program promotes our near-term performance objectives and rewards individual contributions to the achievement of those objectives. We believe that providing long-term incentive compensation ensures that our executives have a continuing stake in our long-term success and have incentives to increase our equity value. Total compensation for each named executive officer is reviewed annually to ensure that the proportions of the executive’s short-term incentives and long-term incentives are properly balanced. When reviewing compensation levels, each component of compensation is reviewed independently, and the total pay package is reviewed in the aggregate.
Our compensation policy provides for a mix of performance-based and fixed compensation elements and the Compensation Committee strives to achieve an appropriate balance between these two types of compensation, as well as an appropriate mix of cash and equity-based compensation. The mix of compensation elements is designed to reward individual and team performance and enterprise value growth and is weighted towards at-risk compensation, both in the form of performance-based annual cash bonuses and equity-based compensation. The charts below illustrate the total target direct compensation for 2022 for Mr. White and the average of the other named executive officers (excluding Mr. Tabak in light of his retirement on January 31, 2022).

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*    Excludes $3,757,427 (grant date fair value using the binomial lattice option pricing model) of stock options granted to Mr. White in connection with his promotion to Chief Executive Officer, as discussed further below. Such stock options were not part of Mr. White’s target compensation.
**    Excludes Mr. Tabak in light of his retirement effective January 31, 2022.
Base Salary
Our base salary is designed to recognize the duties and responsibilities of each executive officer and the experience, knowledge, ability, and skill of the named executive officer that holds each such position. The base salaries are an important component of our executive compensation program and are critical in attracting and retaining executive talent. The named executive officers’ base salaries were initially set in their employment agreement or offer letter, as applicable, and are reviewed each year. In setting annual base salaries, the Compensation Committee takes into consideration our overall financial and operating performance in the prior year, our company-wide target for base salary increases for all employees, its members’ knowledge of market and competitive salary information, inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation, and other relevant factors. The Compensation Committee also reviews each named executive officer’s individual performance and the performance of the divisions, business units, or departments for which that person is responsible. For named executive officers other than the Chief Executive Officer, the Compensation Committee receives an evaluation from the Chief Executive Officer on that person’s performance and a recommendation for a salary adjustment. In 2022, each of our named executive officers (other than Messrs. Tabak (in light of his retirement on January 31, 2022) and Head, in light of his employment commencing in November 2021)) received the 2% merit increase that applied generally to salaried employees of MultiPlan (and no other increases to the named executive officers’ base salaries were made in 2022).
The 2022 year-end base salary for each of the named executive officers (other than Mr. Tabak) was as follows:

Name	2022 Base Salary ($)
Mr. White	750,000
Mr. Head	500,000
Mr. Doctoroff	368,582
Mr. Kim	415,532
Annual Incentive Compensation
In addition to receiving base salaries, each of the named executive officers is eligible to receive an annual incentive payment each year pursuant to our annual bonus plan. Our annual bonus plan is designed to create a link between the executive officer’s annual cash compensation and MultiPlan’s annual performance, and to reward the named executive officers when we meet our annual performance goals. As such, the annual incentive amount actually received by each named executive officer pursuant to our annual bonus plan is tied to our revenue and adjusted EBITDA performance during the year.

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2022 Annual Incentive Opportunity. For 2022, each named executive officer (other than Mr. Tabak in light of his retirement on January 31, 2022) received an individualized target bonus percentage, represented as a percentage of salary. These target bonus percentages are initially set in the named executive officer’s employment agreement or offer letter, as applicable, and are reviewed each year. There were no increases in target bonus percentages from 2021 to 2022 other than an increase in Mr. White’s target bonus percentage from 100% to 125% as part of his promotion to President and Chief Executive Officer. The bonus that may be earned by a named executive officer ranges from 50% (at the threshold level of performance) to 150% (at the maximum level of performance) of the target bonus percentage multiplied by such named executive officer’s year-end annual base salary. For 2022, the bonus payable was based on the level of achievement of a revenue target of $1,193.62 million and an Adjusted EBITDA target of $867.31 million, with each performance target weighted at 50% of the overall potential bonus payout. In order to be eligible to receive any payment under either the revenue or adjusted EBITDA component of the bonus, the Company must achieve at least 90% of such performance target. For each performance target, if achieved at the target level of performance, the executive will receive a bonus amount equal to 50% multiplied by the executive’s target bonus percentage multiplied by such executive’s year-end annual base salary (each, a “target bonus”). In the event that the Company exceeds the threshold level of performance for a performance target, but not the target level of performance, the bonus amount paid will be prorated on a straight-line basis and the executive will receive an amount between 50% and 100% of the target bonus for that performance target. In the event that the Company exceeds the target level of performance for a performance target, the executive will receive instead a bonus, prorated on a straight-line basis up to 150% of the target bonus for that performance target, with that maximum payout being achieved if the target level of performance for the performance target is exceeded by 10%.
The target bonus percentage for each of the named executive officers were as follows:

Name	Annual Incentive Target % of Base Salary	Base Salary ($)	Annual Incentive Target ($)
Mr. White	125%	750,000	937,500
Mr. Head	100%	500,000	500,000
Mr. Doctoroff	50%	368,582	184,291
Mr. Kim	50%	415,532	207,766
Actual 2022 Annual Incentive Payout. For 2022, following adjustments permitted under our annual bonus plan that were made by the Compensation Committee to take into account client contract adjustments, decreased utilization and other factors, the Company was deemed to have achieved revenue of $1,089.72 million and Adjusted EBITDA of $780.58 million, resulting in revenues of 91% of target and Adjusted EBITDA of 90% of target. Correspondingly, for each of the Named Executive Officers (other than Mr. Tabak), the 50% weighted revenue payout for 2022 was 55% of target and the 50% weighted Adjusted EBITDA payout was 50% of target, with the total payout equal to 52.5% of target. Consequently, the Compensation Committee approved a total payout equal to 52.5% of the target bonus percentage for each of the bonus-eligible named executive officers. However, Mr. White elected to forego 50% of his approved total payout, with such 50% being added back to the bonus pool to be used for bonuses for other employees (excluding executive officers). Therefore, the 2022 bonus payouts were as follows:

Name	Revenue Payout ($)	Adjusted EBITDA Payout ($)	Total Payout ($)
Mr. White	128,906	117,188	246,094
Mr. Head	137,500	125,000	262,500
Mr. Doctoroff	50,680	46,073	96,753
Mr. Kim	57,136	51,942	109,077
Long-Term Equity Incentive Compensation
The long-term incentive component of our executive compensation program is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our named executive officers with our stockholders, builds a culture of ownership, promotes retention, and balances long-term operating decisions with short-term goals. To accomplish these objectives, in 2022, the Compensation Committee granted equity awards in the form of both stock options and restricted stock units to Messrs. White, Doctoroff and Kim having a grant date fair value (determined using the Black-Scholes valuation model for the stock options) that is split evenly between the total value of their combined annual equity award. Pursuant to the terms of his employment agreement, Mr. Head’s 2022 equity award consisted of solely stock options.
In addition to the annual equity awards discussed above, Mr. White, upon his promotion to the role of President and Chief Executive Officer on February 1, 2022 (discussed above under “Leadership Changes in 2022”), received premium priced stock

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options having a grant date fair value of $3,757,427 using the binomial lattice option pricing model method of valuation. The purpose of the award of these options was to both induce Mr. White to accept the promotion to President and Chief Executive Officer and specifically further align Mr. White’s interests with those of our stockholders, as these options only have value if certain stock prices are achieved, specifically $7.50, $10.00 and $12.50, all of which significantly exceeded the then-current stock price.
Mr. Tabak did not receive an annual equity award in 2022 in light of his retirement on January 31, 2022. However, in connection with his retirement, the Compensation Committee: (i) granted Mr. Tabak, on February 8, 2022, fully vested shares of restricted stock with a value of $2,000,000 as part of the compensation due to Mr. Tabak under the Tabak Employment Arrangement (as defined below); and (ii) amended the vesting of his 2021 annual grant of restricted stock units to provide for such restricted stock units to vest in 18 substantially equal monthly installments, with the first installment vesting on August 4, 2021, the second installment vesting on August 31, 2021 and each remaining installment vesting on the last day of each of the next 16 calendar months thereafter, with the last installment vesting on December 31, 2022, so long as Mr. Tabak remained Chief Executive Officer until his retirement and Chair of the Board of Directors through each applicable vesting date thereafter (subject to certain exceptions that provide for acceleration of vesting upon certain events, such as a change in control, a termination without “cause”, a termination for “good reason,” or death/disability).
Stock Options. Nonqualified stock options provide our named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Stock options become valuable only if (i) the holder of the option remains employed during the period required for the option to “vest” and (ii) the market price is above the exercise price. For this reason, stock options align the interests of our named executive officers and our stockholders by providing executives with an incentive to achieve long-term business goals and objectives and increase the market price of our stock and provide an incentive for an option holder to remain employed by us. Stock options vest ratably over a four-year period and must be exercised within ten years of the date of grant.
Time-Based Restricted Stock Units. A restricted stock unit is a commitment by us to issue a share of our Class A common stock for each unit at the time the restrictions set forth in the award agreement lapse. The Compensation Committee believes that granting time-based restricted stock units aligns the interests of the named executive officers with the interests of our stockholders and encourages retention. Restricted stock units are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied (except with respect to Mr. Tabak’s 2021 restricted stock unit grants which provide for acceleration of vesting upon certain terminations of employment as described below under “Potential Payments upon Termination or Change in Control”). Time-based RSUs granted to the named executive officers vest ratably over four years except in special circumstances as determined by the Compensation Committee (such as a person nearing retirement age or as is described above with respect to the amendments to Mr. Tabak’s restricted stock units in connection with his transition).
There was no increase in the dollar value of annual long-term equity grants from 2021 to 2022, other than for Mr. White, whose annual long-term equity grant value was increased from $5,000,000 to $6,000,000 in connection with his promotion to President and Chief Executive Officer. For additional discussion regarding the details of the grants made to the named executive officers in 2022, see “–Grants of Plan Based Awards Table."
Other Compensation
Benefits
We provide various employee benefit programs to our named executive officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts, and wellness programs. These benefit programs are generally available to all of our U.S.-based employees. For certain of these benefits, namely medical, vision and dental, we pay a portion of the required premiums and our employees pay the remainder of such premiums.
These benefits are provided to the named executive officers (and our other employees) to eliminate potential distractions from performing their regular job duties. We believe the cost of these programs is counterbalanced by an increase in productivity by the executives receiving access to them.
Defined Contribution Plan
We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and that we refer to as the “401(k) Plan.” The 401(k) Plan is offered on a nondiscriminatory basis to our full-time regular employees, including our named executive officers, and our eligible part-time and temporary employees. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making contributions, including after-tax Roth contributions and catch-up contributions.

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Upon an employee’s first anniversary of employment, we provide matching contributions to the 401(k) Plan in an amount equal to 50% of each participant’s contribution up to a maximum of 5% of the participant’s annual eligible salary, subject to certain other limits. Participants are 100% vested in their individual contributions and vest 20% per year of credited vesting service in the matching contributions until they are 100% vested in matching contributions at the completion of the fifth year of credited vesting service. Participants receive one year of vesting service for each plan year in which they have at least 1,000 hours of service, commencing after the first anniversary of employment.
We believe that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.
Severance Arrangements
We believe that reasonable and appropriate severance benefits are necessary in order to be competitive in our executive attraction and retention efforts. As discussed below, the employment agreements we entered into with our named executive officers provide for certain payments, rights, and benefits to the named executive officers upon certain qualifying terminations from MultiPlan. See “Potential Payments upon Termination or Change in Control” below for a description of these benefits.
Clawback Policy
The Company has adopted an Incentive Compensation Clawback Policy in order to help ensure that incentive compensation is paid or awarded based on accurate financial results and the correct calculation of performance against incentive targets. If the Compensation Committee determines, in its discretion, that incentive compensation of a covered employee, including all current and former executive officers, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed, directly or indirectly, by a covered employee’s fraud, willful misconduct, or gross negligence, the Compensation Committee will review the incentive compensation paid, granted, vested, settled, or accrued based on the prior inaccurate results. To the extent practicable, and as permitted by and consistent with applicable law, the Compensation Committee will determine, in its discretion, whether to seek to recover or cancel the difference between (i) any incentive compensation paid, granted, vested, settled, or accrued based on the belief that the Company or the segment had met or exceeded performance targets that would not have been met had the financial information been accurate, and (ii) the incentive compensation in which the covered employee would have been paid or awarded based on the accurate financial information or restated results, as applicable. If the Compensation Committee determines, in its discretion, that a covered employee has engaged in any Detrimental Activity (as defined in the MultiPlan Corporation 2020 Omnibus Incentive Plan), the Compensation Committee may, in its sole discretion, provide for one or more of the following: (A) cancellation of any or all of such covered employee’s incentive compensation; or (B) forfeiture by the covered employee of any gain realized on the vesting or exercise of, or of any payment in connection with, any incentive compensation.
In addition, the 2020 Omnibus Incentive Plan contains clawback provisions that all awards made under the plan are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Company or as otherwise required by law. To the extent that an award recipient receives any amount in excess of the amount that such award recipient should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the award recipient will be required to repay any such excess amount to the Company.
We intend to amend our Incentive Compensation Clawback Policy as necessary to comply with the SEC’s recently finalized rules on clawbacks once the NYSE has finalized and adopted its related listing standards.
Tax and Accounting Implications
We operate our compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with the requirements of FASB ASC Topic 718, Compensation — Stock Compensation.

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Executive Compensation Tables
Summary Compensation Table
The following table summarizes the total compensation earned during the last three fiscal years by the named executive officers.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(8)	Total ($)
Mr. White(1) President & Chief Executive Officer	2022	719,436	—	3,000,000	6,757,427	246,094	—	7,625	10,730,582
	2021	485,109	—	2,499,594	2,500,000	485,109	—	7,250	5,977,062
	2020	474,163	4,475,597	—	—	—	—	7,125	4,956,885
Mr. Tabak(2) Former Chief Executive Officer	2022	112,516	—	—	—	—	—	2,518,533	2,631,049
	2021	892,815	—	6,999,997	—	1,116,018	—	7,250	9,016,080
	2020	872,976	5,094,135	—	—	—	—	7,125	5,974,236
Mr. Head(3) Executive Vice President & Chief Financial Officer	2022	500,000	—	—	2,000,000	262,500	—	962	2,763,462
	2021	28,905	—	—	2,457,698	—	—	—	2,486,603
Mr. Doctoroff Executive Vice President & General Counsel	2022	367,470	—	361,355	361,355	96,753	—	7,625	1,194,558
	2021	361,355	—	354,262	354,267	180,677	—	7,250	1,257,811
	2020	353,201	177,135	—	—	—	—	7,125	537,461
Mr. Kim Senior Vice President & Chief Information Officer	2022	414,278	—	305,538	305,538	109,077	—	7,625	1,142,056
	2021	407,384	—	299,546	299,546	203,692	—	7,250	1,217,418
	2020	398,191	200,000	—	—	—	—	7,125	605,316
(1)Mr. White became our President and Chief Executive Officer on February 1, 2022. From January 1, 2022 to January 31, 2022, Mr. White was our President and Chief Operating Officer.
(2)Mr. Tabak retired as our Chief Executive Officer on January 31, 2022, but continues to serve as the Chairman of our board of directors.
(3)Mr. Head commenced employment with us on November 29, 2021.
(4)The amounts in the “Salary” column represent the base salary earned by each named executive officer for the applicable fiscal year.
(5)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units and shares of restricted stock granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For 2021, with respect to Mr. Tabak, also includes the grant date fair value of the $2,000,000 of fully vested shares issued to Mr. Tabak in connection with his separation in 2022 as we were required to recognize the compensation expense for such shares beginning in 2021. For a discussion of the assumptions made in the valuation of Stock Awards granted in 2022, please see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(6)The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the applicable fiscal year in accordance with FASB ASC Topic 718, which, for the option grant to Mr. Head in 2021 and the option grant to Mr. White in 2022 were calculated using the binomial lattice option pricing model. For discussion of the assumptions made in the valuation of stock options granted in 2022, please see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(7)The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent an amount equal to the annual performance-based cash bonuses that were earned under our 2022 annual bonus plan, and paid in March 2023. See “Compensation Discussion and Analysis-Elements of Compensation -Annual Incentive Compensation” for a description of the bonuses for 2022.
(8)Except in the case of Mr. Tabak, the amounts in the “All Other Compensation” column represent MultiPlan contributions to our 401(k) Plan for each of the named executive officers. Mr. Head became eligible for MultiPlan contributions to our 401(k) Plan on November 29, 2022. With regard to Mr. Tabak, amounts include: (a) MultiPlan contributions to Mr. Tabak’s 401(k) Plan of $2,813; (b) cash severance of $2,017,666; (c) cash retainer of $458,333, which represents a prorated portion of the annual cash retainer of $500,000 paid to Mr. Tabak for his service as Non-Executive Chairman of the Board from February 1, 2022 to December 31, 2022; (d) COBRA premiums paid by the Company of $23,619; and (e) reimbursement of Medicare premiums of $16,102, which includes a gross up of $4,785 for the taxes payable by Mr. Tabak on such reimbursement.

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Grants of Plan-Based Awards Table
The following table provides information with respect to grants of plan-based awards to our named executive officers during 2022.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(5)
Name(1)	Grant Date	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Mr. White	2/18/22	—	—	—	—	—	—	—	625,000	7.50	1,118,750
	2/18/22	—	—	—	—	—	—	—	806,451	10.00	1,266,128
	2/18/22	—	—	—	—	—	—	—	980,392	12.50	1,372,549
	2/24/22	468,750	937,500	1,406,250	—	—	—	—	—	—	—
	3/1/22	—	—	—	—	—	—	797,872	1,500,000	3.75	6,000,000
Mr. Head	2/24/22	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/1/22	—	—	—	—	—	—	—	1,000,000	3.75	2,000,000
Mr. Doctoroff	2/24/22	92,146	184,291	276,437	—	—	—	—	—	—	—
	3/1/22	—	—	—	—	—	—	96,105	180,677	3.75	722,710
Mr. Kim	2/24/22	103,883	207,766	311,649	—	—	—	—	—	—	—
	3/1/22	—	—	—	—	—	—	81,260	152,769	3.75	611,076
(1)Does not include Mr. Tabak as he did not have any estimated future payouts under non-equity or equity incentive plan awards and all equity awards granted in 2022 were reported in the Grants of Plan-Based Awards Table in our 2022 Proxy Statement.
(2)Relates to our cash incentive award opportunity under the Company’s 2022 annual bonus plan, the terms of which are summarized under “Compensation Discussion and Analysis – Annual Incentive Compensation.” For 2022, the Committee approved a threshold eligibility requirement of $1,074.25 million in revenue and $780.58 million in Adjusted EBITDA and a revenue performance target of $1,193.62 million and Adjusted EBITDA performance target of $867.31 million. For purposes of this table, the columns assume that the threshold eligibility requirement is met and payouts are as follows: (A) Threshold: revenue performance target and Adjusted EBITDA performance target, each 50%; (B) Target: revenue performance target and Adjusted EBITDA performance target, each 100%; and (C) Maximum: revenue performance target and Adjusted EBITDA performance target, each 150%. For the actual amounts paid to the named executive officers pursuant to the Company’s 2022 annual bonus plan, see the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(3)Relates to restricted stock unit awards granted under our 2020 Omnibus Incentive Plan on March 1, 2022, which vest (i) 25% per year on March 1 of each 2023, 2024, 2025, and 2026 with respect to Messrs. White, Doctoroff, and Kim. Mr. Head did not receive any award of restricted stock units in 2022 as his employment agreement requires that his 2022 equity grant be made entirely in the form of option awards.
(4)Relates to option awards granted under our 2020 Omnibus Incentive Plan on March 1, 2022 with respect to Messrs. White, Head, Doctoroff, and Kim, each of which vests 25% per year on March 1 of each 2023, 2024, 2025, and 2026, and on February 18, 2022 with respect to Mr. White in connection with his promotion to President and Chief Executive Officer, each of which vests 25% on February 18 of each of 2023, 2024, 2025, and 2026.
(5)Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For additional information, including a discussion of the assumptions used to calculate these values, see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
Messrs. Tabak, White and Head have entered into employment agreements with MultiPlan and/or one of its affiliates and Messrs. Doctoroff and Kim entered into employment offer letters with MultiPlan and/or one of its affiliates. The employment agreements and offer letters provide the terms of the named executive officer’s compensation, including, if applicable, severance compensation and benefits in the event of a termination of employment, and the employment agreements contain restrictive covenants.
Mr. White
MultiPlan was party to an employment agreement with Mr. White, dated May 5, 2016 (the “2016 White Employment Agreement”) through January 31, 2022. MultiPlan entered into a new employment agreement with Mr. White on January 31, 2022 (the “2022 White Employment Agreement”).
Pursuant to the 2016 White Employment Agreement, which applied to Mr. White’s employment for the first month of 2022, Mr. White was entitled to:
•an annual base salary of $382,315, subject to adjustment by the Compensation Committee from time to time (for fiscal year 2022, Mr. White’s base salary under this Employment Agreement was $485,109); and
•an annual bonus opportunity with a target amount equal to 100% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee.
The 2022 White Employment Agreement provides for an initial three-year term, beginning on January 31, 2022, with automatic renewal of the employment term for successive one-year periods thereafter. Pursuant to the 2022 White Employment Agreement, Mr. White is entitled to:
•an annual base salary of $750,000, subject to adjustment by the Compensation Committee from time to time;
•commencing in 2022, an annual bonus opportunity with a target amount equal to 125% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee; and
•beginning in the first quarter of 2022, an annual equity grant having a grant date fair value of not less than $6,000,000, in the same form and proportion of award type and with the same vesting conditions as applicable to other similarly situated executive officers receiving grants at the same time, as determined by the Compensation Committee.
In addition, pursuant to the terms of his employment agreement, on February 18, 2022, Mr. White received a grant of stock options having a value equal to $3,757,427, consisting of: (i) 625,000 stock options, with a value equal to $1,118,750 and an exercise price equal to $7.50, (ii) 806,451 stock options, with a value equal to $1,266,128 and an exercise price equal to $10.00 and (iii) 980,392 stock options, with a value equal to $1,372,549 and an exercise price equal to $12.50. The stock options vest over a four-year period, in substantially equal annual installments, subject to his continued employment and the terms and conditions of the Company’s 2020 Omnibus Incentive Plan and the award agreement evidencing such grant.
For a description of the restrictive covenants contained in the 2022 White Employment Agreement and benefits to which Mr. White would have been be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Tabak
In 2022, MultiPlan and Holdings were party to an employment agreement with Mr. Tabak, dated May 5, 2016 (the “Tabak 2016 Employment Agreement”) and a side letter dated August 4, 2021 (the “Tabak Side Letter” and, together with the Tabak 2016 Employment Agreement, the “Tabak Employment Arrangement”).
Pursuant to the Tabak Employment Arrangement:
•Mr. Tabak was terminated without “cause” as of Mr. Tabak’s retirement on January 31, 2022, at which point he was appointed Non-Executive Chairman of the Board;
•From January 1, 2022 to January 31, 2022, Mr. Tabak was entitled to, and was paid, a prorated portion of his annual base salary of $892,815 for such period;
•Mr. Tabak was not eligible for a bonus with respect to 2022 in light of his retirement on January 31, 2022;

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Executive Compensation
•The vesting of Mr. Tabak’s 2021 award of restricted stock units was modified to provide for such restricted stock units to vest in 18 substantially equal monthly installments, with the first installment vesting on August 4, 2021, the second installment vesting on August 31, 2021 and, thereafter, on the last day of each of the next 16 calendar months thereafter, with the last vesting occurring on December 31, 2022, so long as Mr. Tabak remained Chief Executive Officer until his retirement and Chair of the Board of Directors through each applicable vesting date thereafter (subject to certain exceptions that provide for acceleration of vesting upon certain events, such as a change in control, termination without “cause”, termination for “good reason,” or death/disability). Mr. Tabak’s 2021 award of restricted stock units is now fully vested;
•In connection with his separation, Mr. Tabak was entitled to receive:
◦two times the sum of Mr. Tabak’s (x) annual base salary and (y) target bonus amount, payable as follows: (1) a cash payment equal to $2,017,666, payable in 24 equal monthly installments; and (2) $2,000,000 payable in fully vested shares of our Class A common stock, which fully vested shares were granted to Mr. Tabak on February 8, 2022; and
◦continued COBRA coverage for a period ending on the earlier of 18 months following the termination date and the date Mr. Tabak obtains other employment that offers group health benefits, which coverage is ongoing;
•The Company also agreed, outside of the Tabak Employment Arrangement but in connection with his separation, to reimburse Mr. Tabak, on a tax grossed up basis, for Medicare premiums for Mr. Tabak and his eligible spouse for 18 months following the termination date. The Company provided this benefit to Mr. Tabak because, after finalization of the Tabak Employment Arrangement, it was determined that Mr. Tabak would be required to enroll in Medicare and, therefore, the Company agreed to cover the cost of Medicare as the intention behind the healthcare continuation provision of the Tabak Employment Arrangement was that Mr. Tabak’s health benefits would be paid for by the Company for 18 months; and
•From February 1, 2022 to December 31, 2022, Mr. Tabak was entitled to, and was paid, a prorated portion of his annual cash retainer of $500,000 for serving as Non-Executive Chairman of the Board;
Pursuant to the terms of the Tabak Employment Arrangement, Mr. Tabak is subject to non-competition and non-solicitation covenants for 24 months following the termination of his employment with MultiPlan (i.e., until January 31, 2024), as well as indefinite covenants of confidentiality and non-disparagement.
Mr. Head
MultiPlan is party to an employment agreement with Mr. Head, dated November 15, 2021 (the “Head Employment Agreement”). The Head Employment Agreement provides for an initial five-year term, beginning on November 29, 2021, with automatic renewal of the employment term for successive one-year periods thereafter. Pursuant to the Head Employment Agreement, Mr. Head is entitled to:
•an annual base salary of $500,000, subject to adjustment by the Compensation Committee from time to time;
•commencing in 2022, an annual bonus opportunity with a target amount equal to 100% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee; and
•beginning in the first quarter of 2022, an annual equity grant having a grant date fair value of not less than 400% of his annual base salary, in the same form and proportion of award type and with the same vesting conditions as applicable to other similarly situated executive officers receiving grants at the same time, as determined by the Compensation Committee; but with the annual equity grant to be made in 2022 to be comprised solely of stock options with an exercise price equal to the grant date fair market value of a share of our Class A common stock.
For a description of the restrictive covenants contained in Mr. Head’s employment agreement and benefits to which Mr. Head would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Doctoroff
MultiPlan is party to an offer letter with Mr. Doctoroff, dated June 25, 2014 (the “Doctoroff Offer Letter”). Pursuant to the Doctoroff Offer Letter, Mr. Doctoroff shall serve in the position of Senior Vice President and General Counsel and is entitled to:
•an annual base salary of $310,000 ($368,582 in 2022); and
•an annual bonus opportunity with a target amount equal to 50% of his annual base salary.

46

Executive Compensation
Mr. Kim
MultiPlan is party to an offer letter with Mr. Kim, dated October 31, 2013 (the “Kim Offer Letter”). Pursuant to the Kim Offer Letter, Mr. Kim shall serve in the position of Senior Vice President and Chief Information Officer and is entitled to:
•an annual base salary of $350,000 ($415,532 in 2022); and
•an annual bonus opportunity with a target amount equal to 50% of his annual base salary.
Outstanding Equity Awards at Fiscal Year End Table
The following table includes information with respect to equity awards held by our named executive officers as of December 31, 2022. None of the named executive officers had any equity awards granted prior to 2021 outstanding on December 31, 2022.

	Option Awards						Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. White	168,010	504,033	(2)	—	9.29	6/23/31	998,407	1,148,168	—	—
	—	625,000	(3)	—	7.50	2/18/32	—	—	—	—
	—	806,451	(3)	—	10.00	2/18/32	—	—	—	—
	—	980,392	(3)	—	12.50	2/18/32	—	—	—	—
	—	1,500,000	(4)	—	3.75	3/1/32	—	—	—	—
Mr. Head	113,378	340,136	(5)	—	7.50	11/29/31	—	—	—	—
	142,450	427,350	(5)	—	10.00	11/29/31	—	—	—	—
	173,611	520,833	(5)	—	12.50	11/29/31	—	—	—	—
	—	1,000,000	(4)	—	3.75	3/1/32	—	—	—	—
Mr. Doctoroff	23,808	71,425	(2)	—	9.29	6/23/31	124,522	143,200	—	—
	—	180,677	(4)	—	3.75	3/1/32	—	—	—	—
Mr. Kim	20,130	60,393	(2)	—	9.29	6/23/31	105,288	121,081	—	—
	—	152,769	(4)	—	3.75	3/1/32	—	—	—	—
(1)The final installment of Mr. Tabak’s 2021 grant of restricted stock units vested on December 31, 2022 and, as of such vesting, Mr. Tabak did not have any other outstanding equity awards. Consequently, Mr. Tabak is not included in this table.
(2)Relates to option awards granted under our 2020 Omnibus Incentive Plan on June 23, 2021 with respect to Messrs. White, Doctoroff, and Kim, each of which vest 25% per year on March 29, 2022, 2023, 2024, and 2025.
(3)Relates to option awards granted under our 2020 Omnibus Incentive Plan on February 18, 2022 to Mr. White in connection with his promotion to President and Chief Executive Officer, which vest 25% per year on February 18, 2023, 2024, 2025, and 2026.
(4)Relates to option awards granted under our 2020 Omnibus Incentive Plan on March 1, 2022 with respect to Messrs. White, Head, Doctoroff, and Kim, each of which vest 25% per year on March 1, 2023, 2024, 2025, and 2026.
(5)Relates to option awards granted under our 2020 Omnibus Incentive Plan on November 29, 2021 to Mr. Head in connection with the commencement of his employment with the Company, which vest 25% per year on November 29, 2022, 2023, 2024, and 2025.
(6)Relates to restricted stock unit awards granted under our 2020 Omnibus Incentive Plan on: (i) June 23, 2021, which vest 25% per year on March 29, 2022, 2023, 2024, and 2025, with respect to Messrs. White, Doctoroff, and Kim; and (ii) on March 1, 2022, which vest 25% per year on March 1, 2023, 2024, 2025, and 2026, with respect to Messrs. White, Doctoroff, and Kim.
(7)Based on the closing price per share of our Class A common stock on December 31, 2022 of $1.15.

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Executive Compensation
Option Exercises and Stock Vested Table
The following table includes information regarding the amounts realized (before any tax withholding) by each of our named executive officers upon vesting of restricted stock units during 2022. None of our named executive officers exercised stock options in 2022.

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Mr. White	66,844	311,493
Mr. Tabak(2)	849,121	3,297,562
Mr. Doctoroff	9,472	44,140
Mr. Kim	8,009	37,322
(1)Mr. Head did not have any stock vest in 2022 and, therefore, he is omitted from this table.
(2)Includes grant on February 8, 2022 of 492,610 fully-vested shares of restricted stock and 356,511 restricted stock units, of which 29,708 vested on the last day of each month of the calendar year, except that 29,723 vested on December 31, 2022.
(3)Value realized upon vesting is based upon closing price of our Class A common stock on the vesting date.
Pension Benefits and Nonqualified Deferred Compensation
Our named executive officers do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the year ended December 31, 2022.
CEO Pay Ratio
Under rules adopted pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO Pay ratio.
The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM, which we did for fiscal year 2021. In doing so, we chose a CACM based on total cash compensation paid during the year. As permitted under the SEC rules, we are using the same median employee as was identified for purposes of our fiscal 2021 CEO pay ratio, as we believe the changes in our employee population and compensation arrangements have not significantly impacted our pay ratio disclosure.
After applying the methodology described above, we concluded that our median employee works as an Analyst in our Claims Review Department with an annual total compensation of $56,449 in fiscal year 2022. Our CEO’s annual total compensation was $10,730,582 for fiscal year 2022, as reported in the Summary Compensation Table in this proxy statement. Based on the described methodology, our CEO to median employee pay ratio is 190:1.
This information is being provided for compliance purposes only. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Also, as a result of our methodology used to determine the pay ratio, our pay ratio may not be comparable to the pay ratios of other companies because other companies may rely on different methodologies, estimates or assumptions, or may make adjustments that we do not make.

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Executive Compensation
Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “Compensation Actually Paid” (“CAP”) for Messrs. White and Tabak, our principal executive officers (“PEOs”), and “Average Compensation Actually Paid” by the Company for our non-PEO named executive officers (“Non-PEO NEOs”), as each such term is defined in Item 402(v), and the financial performance and total stockholder return (“TSR”) of the Company for each of the 2020, 2021 and 2022 fiscal years, calculated in a manner consistent with Item 402(v). In determining CAP, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table (“SCT”) for the applicable fiscal years, as Item 402(v)’s valuation methods for this table differ from those required in the SCT. For a more accurate description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.

					Average SCT Total for Non-PEO NEOs ($)(4)(5)	Average CAP to Non-PEO NEOs ($)(4)(5)	Value of Fixed $100 Investment Based on:			Company Selected Measure: Adjusted EBITDA ($ in thousands)(8)
Year	SCT Total for PEO ($)	CAP to PEO ($)(3)	SCT Total for PEO ($)	CAP to PEO ($)(3)			TSR ($)(6)	Peer Group TSR ($)(6)	Net Income ($ in thousands)(7)
2022(1)	10,730,582	2,058,584	—	—	1,700,025	138,203	11.88	117.13	(572,912)	768,878
2022(2)	—	—	2,631,049	2,368,975	1,700,025	138,203	11.88	117.13	(572,912)	768,878
2021(2)	—	—	9,016,080	6,549,945	3,308,731	2,410,564	45.76	137.40	102,080	838,325
2020(2)	—	—	5,974,236	5,974,236	2,812,800	2,812,800	82.54	116.75	(520,564)	706,313
(1)    The PEO for this row is Mr. White, who was appointed Chief Executive Officer on February 1, 2022 and continues to serve as our Chief Executive Officer.
(2)    The PEO for this row is Mr. Tabak, who served as our Chief Executive Officer until January 31, 2022, at which point he retired.
(3)    In accordance with the requirements of Item 402(v)(2)(iii), to determine CAP, we began with the totals disclosed in the SCT above and then made the following adjustments. For 2022: (a) with respect to Mr. White, we deducted $9,757,427, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $2,231,839, which was the fair value at December 31, 2022 of stock options and restricted stock units granted in 2022 (all of which remain unvested), we then deducted $1,146,410, which was the change in fair value of stock options and restricted stock units granted prior to 2022 from December 31, 2021 to December 31, 2022, in the case of such awards that remained outstanding and unvested as of December 31, 2022, or to the date of vesting, in the case of such awards that vested during 2022; (b) with respect to Mr. Tabak, we deducted $0, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we then added $262,074, which was the change in fair value of restricted stock units granted prior to 2022 from December 31, 2021 to the date of vesting for awards that vested during 2022. For 2021, we deducted $6,999,997, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $3,579,344, which was the fair value at December 31, 2021 of restricted stock units and shares of restricted stock granted in 2021 that remained unvested as of December 31, 2021, we then added $954,518, which was the change in fair value of restricted stock units granted in 2021 that vested in 2021 from the date of grant to the date of vest. For 2020, no adjustments were made the totals disclosed in the SCT to reach CAP as no equity awards were granted or outstanding in 2020.
(4)     The Non-PEO NEOs included for 2022 are Messrs. Head, Doctoroff and Kim; for 2021 are Messrs. Head, White, Doctoroff, Kim, David L. Redmond and Paul Galant; and for 2020 are Messrs. Redmond, White, Kim and Doctoroff.
(5)    To determine Average CAP, we began with the average of the totals disclosed in the SCT above for our non-PEO NEOs and then made the following adjustments. For 2022, we deducted $1,111,262, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $265,784, which was the average fair value at December 31, 2022 of stock options and restricted stock units granted in 2022 (all of which remain unvested), we then deducted $716,344 which was the average change in fair value of stock options and restricted stock units granted prior to 2022 from December 31, 2021 to December 31, 2022, in the case of such awards that remained outstanding and unvested as of December 31, 2022, or the date of vesting, in the case of such awards that vested during 2022. For 2021, we deducted $2,165,817, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $819,524, which was the average fair value at December 31, 2021 of stock options and restricted stock units granted in 2021 that remained unvested as of December 31, 2021, we then added $448,126, which was the average change in fair value of restricted stock units granted in 2021 that vested in 2021 from the date of grant to the date of vest. For 2020, no adjustments were made to the average of the totals disclosed in the SCT to reach Average CAP as no equity awards were granted or outstanding in 2020.
(6)    The peer group used for this Pay versus Performance analysis is the S&P Composite 1500 Health Care Technology Index (the “HCT Index”). The table assumes that the value of the investment in our Class A common stock and the HCT Index was $100 at October 9, 2020, which was the first day our Class A common stock was traded on the New York Stock Exchange, and that all dividends paid by those companies included in the HCT Index were reinvested. The table is based on historical data and is not necessarily indicative of future performance.
(7)    As reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, these amounts reflect “net income” of the Company.

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Executive Compensation
(8)    For purposes of Item 402(v)(2)(iii), we have identified adjusted EBITDA as our Company-Selected Measure. Although adjusted EBITDA is an important financial performance measure that the Compensation Committee considers when making executive compensation decisions with the intent of aligning compensation with Company performance and has been selected as a co-equal performance metric under our 2022 bonus plan, the Compensation Committee does not evaluate CAP as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations or use any financial performance measure specifically to link CAP to Company performance.
Narrative Disclosure to Pay versus Performance Table
The most important financial metrics used in determining compensation of our named executive officers are revenue and adjusted EBITDA, as each of these metrics are 50% weighted in determining payouts under our cash bonus plans in 2021 and 2022. Between these two metrics, the Compensation Committee believes that adjusted EBITDA is more important in determining compensation of our named executive officers.
We believe the above table reinforces our pay for performance philosophy. We first note that CAP is significantly less than the amounts reported in the Summary Compensation Table for each of 2022, 2021, and 2020. This is due to the decrease in the price of our common stock over the period set forth in the above table, as the year-end value of restricted stock units and stock options or, in the case of awards that have vested, the value at the date of vesting, has generally been lower than the value at grant date or end of the preceding year. In this way, our CAP is closely linked to our TSR, which as shown in the above table, has been negative over the period represented and has lagged well behind the peer group used for purposes of this Pay versus Performance analysis. As such, we believe that when comparing TSR and CAP, our pay for performance philosophy is supported.
Net income, on the other hand, is much less linked to the CAP set forth in the above table given it does not have any impact on the adjustments made to reach CAP and does not play any role in how we determine NEO compensation. Although net income significantly increased from 2020 to 2021, it declined significantly from 2021 to 2022, in large part due to a $662.2 million impairment of goodwill and indefinite-lived intangible assets taken in 2022, primarily due to macroeconomic factors resulting in higher interest and discount rates in 2022.
We believe that adjusted EBITDA is a more useful metric than net income in determining the performance of our business and, for this reason, we use it in determining compensation of our named executive officers and thus it has a direct impact on the figures in the above table. Our adjusted EBITDA increased from 2020 to 2021 and the Compensation Actually Paid for our PEO also increased over that time while the Average Compensation Actually Paid to our Non-PEO NEOs remained generally flat. Our adjusted EBITDA declined from 2021 to 2022 and CAP also decreased from 2021 to 2022. As such, we believe that when comparing adjusted EBITDA and CAP, our pay for performance philosophy is supported.
Tabular List of Financial Performance Measures
In accordance with the requirements of Item 402(v)(6), we have identified an unranked list of the most important financial performance measures, which the Compensation Committee considered when making executive compensation decisions for 2022. The use of each performance measure other than stock price is further described in the “Compensation Discussion and Analysis” section of this proxy statement. The value of our equity awards is significantly impacted by the value of our common stock. Since equity awards are a key component of our named executive officers’ total target compensation, our stock price functionally serves as a third important financial metric in determining their compensation.
•Adjusted EBITDA
•Revenue
•Stock Price

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of our Company with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Potential Payments Upon Termination or Change in Control
Severance Benefits Upon Termination
Mr. White
The severance payments and benefits due to Mr. White in connection with certain terminations of employment with MultiPlan are set forth in the 2022 White Employment Agreement.

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Executive Compensation
Pursuant to the 2022 White Employment Agreement, in the event of a termination of employment by MultiPlan without “cause” (as defined in the 2022 White Employment Agreement), by Mr. White for “good reason” (as defined in the 2022 White Employment Agreement), or as a result of non-extension of the term of the employment agreement by MultiPlan, in each case, subject to Mr. White’s execution of a general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the 2022 White Employment Agreement, Mr. White will receive: (i) a cash payment equal to 1.5 times the sum of Mr. White’s annual base salary and target bonus opportunity, payable in 18 equal monthly installments; (ii) a lump sum cash payment equal to the product of: (A) the greater of (x) Mr. White’s annual bonus paid or payable in respect of the fiscal year prior to the fiscal year in which the termination occurred; or (y) the target bonus opportunity, multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the commencement of such fiscal year through the date of termination and the denominator of which is 365 (or 366, as applicable); and (iii) COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. White obtains other employment that offers group health benefits.
Pursuant to the terms of the 2022 White Employment Agreement, Mr. White is subject to non-competition and non-solicitation covenants that apply during his employment and 18 months following termination of employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.
Mr. Tabak
For a description of the severance benefits that Mr. Tabak received upon his termination on January 31, 2022, please see the discussion of Mr. Tabak’s Employment Arrangement above under the heading “Employment Agreements with Named Executive Officers.”
Mr. Head
The severance payments and benefits due to Mr. Head in connection with certain terminations of employment with MultiPlan are set forth in the Head Employment Agreement.
Pursuant to the Head Employment Agreement, in the event of a termination of employment by MultiPlan without “cause” (as defined in the Head Employment Agreement), by Mr. Head for “good reason” (as defined in the Head Employment Agreement), or as a result of non-extension of the term of the employment agreement by MultiPlan, in each case, subject to Mr. Head’s execution of a general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the Head Employment Agreement, Mr. Head will receive: (i) a cash payment equal to the sum of Mr. Head’s annual base salary and target bonus opportunity, payable in 12 equal monthly installments and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Head obtains other employment that offers group health benefits.
Pursuant to the terms of the Head Employment Agreement, Mr. Head is subject to non-competition and non-solicitation covenants that apply during his employment and the 18 months following termination of employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.
Mr. Doctoroff
Pursuant to the terms of his offer letter, in the event of a termination of employment by MultiPlan without “cause,” Mr. Doctoroff would be entitled to six months’ salary continuation. Further, pursuant to company policy, Mr. Doctoroff would be entitled in such event to payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Doctoroff obtains other employment that offers group health benefit.
Mr. Kim
In the event of a termination of employment by MultiPlan without “cause” and consistent with the treatment of similarly situation executives, both Mr. Kim and the Company would expect that Mr. Kim would receive six months’ salary continuation and payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Kim obtains other employment that offers group health benefits. The table below is consistent with these expectations.

2023 Proxy Statement	51

Executive Compensation
Except in the case of Mr. Tabak, the table below sets out what the specified named executive officers would have received assuming a termination of employment effective as of December 31, 2022 (i) by us without cause (including our non-extension of the term of the named executive officer’s employment agreement, if applicable) and (ii) by the executive for good reason (solely for Messrs. White and Head). With respect to Mr. Tabak, the table below sets out the actual payments that Mr. Tabak is entitled to as a result of his termination without “cause” on January 31, 2022.

Name	Payment Type	Termination Without Cause Or For Good Reason (Including Non-Extension of Term)(7) ($)
Mr. White	Cash Severance(1)	3,468,750
	Benefit Continuation(2)	42,397
	Total	3,511,147
Mr. Tabak	Cash Severance(3)	4,017,666
	Benefit Continuation(4)	56,209
	Total	4,073,875
Mr. Head	Cash Severance(5)	1,000,000
	Benefit Continuation(2)	48,648
	Total	1,048,648
Mr. Doctoroff	Cash Severance(6)	184,291
	Benefit Continuation(2)	54,337
	Total	238,628
Mr. Kim	Cash Severance(6)	207,766
	Benefit Continuation(2)	39,252
	Total	247,018
(1)Amount represents 1.5 times annual base salary and target bonus opportunity, plus 1.0 times target bonus opportunity. Mr. White is also entitled to accelerated vesting of the portion of his annual equity grant in 2022 and annual grant in subsequent years that would otherwise vest in the 12 month period immediately following a Qualifying Retirement (as defined in the 2022 White Employment Agreement). Such amount is not quantified because Mr. White was not eligible to resign for a Qualifying Retirement as of December 31, 2022.
(2)Amounts represent monthly payments equal to the COBRA premiums required for 18 months.
(3)Amount represents (i) cash payment of $2,017,666 and (ii) $2,000,000 paid in Class A common stock.
(4)Amounts represent monthly payments equal to the COBRA and Medicare premiums required for 18 months. Reimbursement for Medicare premiums have been grossed up for the tax obligation of Mr. Tabak resulting from such reimbursement.
(5)Amount represents 1.0 times annual base salary and target bonus opportunity.
(6)Amount represents 0.5 times annual base salary for 2022.
(7)Only Messrs. White and Head are eligible for severance upon resignation for good reason.

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Executive Compensation
Accelerated Vesting of Equity Awards Upon Termination or Change of Control
No equity awards outstanding as of December 31, 2022 are entitled to receive accelerated vesting upon termination of employment or a change in control; however, pursuant to the 2022 White Employment Agreement, in the event of a “Qualifying Retirement” (as defined in the 2022 White Employment Agreement), Mr. White is entitled to accelerated vesting of any portion of Mr. White’s then outstanding annual equity grants that were granted in 2022 or later that would have vested on or prior to the first anniversary of the date of retirement. Such accelerated vesting does not apply to the premium priced options granted to Mr. White as inducement for his promotion to President and Chief Executive Officer or any annual grants prior to 2022.
Mr. Tabak’s June 23, 2021 grant of restricted stock units would have fully vested upon a change of control, subject to his continued service on our board of directors, and would have vested upon a termination of employment without “cause” or for “good reason,” in each case, on or before January 31, 2022 unless Mr. Tabak remained a member of the board in which case Mr. Tabak’s restricted stock units would continue to vest, subject to continued service on the Board. However, Mr. Tabak’s June 23, 2021 grant of restricted stock units fully vested on December 31, 2022 pursuant to the terms of the Tabak Employment Arrangement and his continued service on the Board through December 31, 2022.

2023 Proxy Statement	53

Executive Compensation
Employee Stock Purchase Plan

PROPOSAL 4
APPROVAL OF THE MULTIPLAN CORPORATION 2023 EMPLOYEE STOCK PURCHASE PLAN

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

Philosophy and Objective
On February 27, 2023, our Board of Directors approved the 2023 Employee Stock Purchase Plan (the “ESPP”) subject to approval of the ESPP by our shareholders. The purpose of the ESPP is to provide eligible employees of our Company and our subsidiaries with a program for the regular purchase of our common stock from the Company through periodic payroll deductions. The ESPP gives Employees a convenient and cost-effective means to acquire a proprietary interest in our Company at a discounted price and thereby provides them with an additional incentive to contribute to the long-term profitability and success of our Company and its subsidiaries. A copy of the ESPP is attached as Annex A to this proxy statement. The following summary of the terms of the ESPP is qualified in its entirety by reference thereto. Stockholders are urged to refer to the ESPP and to read it carefully for a complete statement of the provisions summarized herein.
Plan Administration
The ESPP is administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). The Compensation Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, including without limitation to determine eligibility for any offering and resolve disputes over any claims arising under the ESPP; provided that the ESPP shall in all respects be construed, interpreted and applied so as to comply with the requirements for an “employee stock purchase plan” within the meaning of Code Section 423(b). The Compensation Committee may retain one or more agents to assist in the administration of the ESPP.
Stock Subject to the Plan
The maximum number of shares of Company common stock made available for sale under the ESPP is 20,000,000 shares.
Adjustment
If the Compensation Committee determines it is necessary or advisable to prevent dilution or enlargement of the benefits intended to be made available under the ESPP in connection with a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of common stock or other similar event (or such other change in the corporate structure of the Company that materially affects the common stock), the Compensation Committee will adjust, to the extent and in such manner as the Compensation Committee deems equitable, any of the following: (i) the number and class of common stock that may be purchased under the ESPP, (ii) the purchase price formula for one or more offerings, (iii) the number of shares of common stock covered by outstanding purchase rights or (iv) the limits on maximum shares per offering or share reserve.
Eligibility
Employees of the Company or another participating employer who meet the eligibility requirements under the ESPP may participate in the plan. No employee may participate (1) if immediately upon enrollment the employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of our Company or our subsidiaries, determined in accordance with Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”); or (2) if granting of the purchase right would cause the employee’s rights to purchase stock under all “employee stock purchase plans” (as defined in Code Section 423) of our Company or our subsidiaries to accrue at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the stock at the time such option is granted) for each calendar year. The Compensation Committee may designate such other restrictions as the Compensation Committee determines appropriate in its sole discretion.

54

Offerings Under the Plan
In a series of grants of options to purchase common stock of the Company under the ESPP, we will offer to all eligible employees the right to purchase under each offering shares of common stock of the Company. The ESPP provides that each offering will commence on a “grant date” and will end on the last “purchase date” for that offering. The period during which an offering is in effect is an “Offering Period.”
An eligible employee may elect to participate in an offering by notifying the Compensation Committee, in such form and in accordance with such procedures as are authorized by the Compensation Committee, of the eligible employee’s intention to participate in the offering and authorizing payroll deductions during the Offering Period; provided, that a participant may not elect to participate in an offering during any blackout period applicable to such participant. Contributions may be subject to limitations regarding the minimum and maximum percentage of compensation or dollar amounts that can be contributed. The Compensation Committee may impose further restrictions on the types of compensation that can be contributed to the ESPP. Each participating employee will be automatically enrolled in the ESPP for the next Offering Period unless the employee files a written notice of withdrawal with the Company.
All payroll deductions (or other authorized contributions) will be credited to a bookkeeping account maintained on behalf of the participant under the ESPP. No interest will accrue with respect to such accounts. No participant shall be permitted to purchase common stock with a fair market value of common stock in excess of $25,000 for each calendar year.
Withdrawal
A participant may withdraw from an offering all but not less than all the contributions credited to his or her account and not yet used to exercise his or her option under the ESPP by submitting to the Company a revised enrollment form indicating his or her election to withdraw at least fifteen days before the purchase date; provided, that a participant may not withdraw during any blackout period applicable to such participant. Upon the Compensation Committee’s receipt of an individual’s duly made election to withdraw from an offering, the individual will cease to be a participant with respect to the offering, any unexercised purchase rights of the individual relating to the offering will automatically be cancelled and of no further force and effect, and all payroll deduction contributions of the individual relating to the offering will cease. Such individuals’ sole right under the ESPP with respect to the offering will be to receive, as soon as administratively practicable (but no later than 30 days after withdrawal), a payment equal to the amount of the individual’s ESPP account balance relating to the offering. An individual’s withdrawal from an offering will have no effect upon the individual’s eligibility to participate in any other offering under the ESPP or in any other benefit plan or program of a participating employer. An individual who withdraws from an offering will not be deemed to have elected to participate in any subsequent offering under any automatic renewal or similar feature under the ESPP.
Exercise of Purchase Rights
Unless otherwise established by the Compensation Committee for an offering, on the designated purchase date(s) of each offering, the purchase rights granted to each participant in the offering will be automatically exercised in full. Each participant’s ESPP account will be reduced by the amount used to exercise the participant’s purchase rights. Any balance remaining in a participant’s ESPP account after the purchase of the maximum number of shares of Company common stock on the last purchase date of an offering will be returned to the participant promptly after the purchase date.
Termination of Employment
Upon a participant’s termination of employment by a participating employer during an Offering Period, the participant will be deemed to have elected to withdraw from the offering as of the termination date. For this purpose, (i) an employment transfer from one participating employer to another participating employer in the same offering will not be treated as a termination of employment, and (ii) an unpaid leave of absence exceeding 90 days will be treated as a termination of employment. If a participant dies during an Offering Period, the participant will be deemed to have elected to withdraw from the Offering as of the date of death, and any payments required under the ESPP will be made to the participant’s beneficiary or estate.
Amendment and Termination
The Compensation Committee may at any time amend or terminate the ESPP for any reason. No amendment will be made without the prior approval of the stockholders if the amendment will (i) change the type of Company securities or increase the number of shares reserved for purchase under the ESPP, (ii) expand the group of employers whose employees may become eligible to participate in the ESPP or (iii) cause the ESPP or an offering to fail to qualify as an “employee stock purchase plan” within the meaning of Code Section 423(b). Without stockholder consent and without regard to whether any participant’s rights may be considered to have been adversely affected, the Compensation Committee shall be entitled to change the Offering

2023 Proxy Statement	55

Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, implement holding periods after purchases are made in which participants shall be prohibited from selling shares purchased pursuant to the ESPP for some period of time; establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll tax withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Company common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Compensation Committee determines, in its sole discretion, are advisable and consistent with the ESPP.
The ESPP shall terminate upon the tenth anniversary of the effective date, unless terminated earlier in accordance with the ESPP. If the ESPP’s termination date occurs prior to the end of any ongoing Offering Periods, the Compensation Committee may either (i) shorten the Offering Period and, if needed, establish a new purchase date at the end thereof for the exercise of all purchase rights relating thereto or (ii) cancel the related offering and pay to each participant an amount equal to the participant’s account balance relating to the offering in full satisfaction of the participants’ rights with respect thereto.
Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the ESPP based on federal income tax laws in effect as of the date of this proxy statement. This summary is not intended to be complete and does not describe federal taxes other than income taxes, or any state, local or foreign tax consequences. It is not intended as tax guidance to participants in the ESPP. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws and regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.
In general, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under Section 423 of the Code, an eligible employee who elects to participate in the ESPP will not recognize any taxable income and the Company will not be entitled to a deduction at the time shares of Company common stock are purchased for the employee under the ESPP. If an employee disposes of the Company common stock purchased under the ESPP within two years after the grant date (i.e., the first day of the offering period) or one year after the purchase date if later, the employee will recognize compensation taxable as ordinary income, and the Company (or the employing subsidiary) will generally be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the Company common stock on the purchase date over the purchase price. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee, and the employee will recognize capital gain or loss equal to the difference between the price at which the shares are later sold (or otherwise disposed) and the cost basis for the shares, as so increased. The Company will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.
If an employee does not dispose of the Company common stock purchased under the ESPP until after the holding period described above, the employee will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the excess of the fair market value of the purchased shares at the time of disposition over the purchase price paid on the exercise date, or (ii) the excess of the fair market value of the purchased share on the first day of the exercise period over the purchase price for the purchased shares paid on the exercise date. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee. The portion of the gain that is in excess of the amount recognized as ordinary income, if any, is taxed as long-term capital gain. If the shares are sold (or otherwise disposed) at a price below the purchase price under the ESPP, the loss will be treated as long-term capital loss. The Company will not be entitled to any deduction with respect to a disposition of shares occurring under these circumstances.
Plan Benefits
The benefits that might be received by participating employees under the ESPP cannot be determined. Because (i) participation in the ESPP is voluntary on the part of eligible employees, (ii) participants in their discretion may change the dollar amount of their purchases from time to time and may cease to participate in the ESPP at any time and (iii) the purchase prices under the ESPP are based on the market value of the Company’s common stock at the time of the purchases, the Company is not able to state the number of shares of common stock that any participant in the ESPP will purchase, the purchase prices for such shares or the dollar amount of the purchase price discount that any participant will receive.

56

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the close of business on February 24, 2023, also referred to as the “Record Date”, by:
•Each person who is the beneficial owners of more than 5% of the outstanding shares of our Class A common stock;
•Each of our named executive officers and directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of our common stock is based on 639,172,938 shares of common stock issued and outstanding as of February 24, 2023, excluding 27,117,406 shares held by the Company as treasury shares.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned (%)
Five Percent Holders:
GIC Investor(2)	49,612,794	7.8
Green Equity Investors(3)	38,449,957	6.0
H&F Investors(4)	215,514,491	33.7
Oak Hill Advisors Entities(5)	41,937,815	6.2
The Public Investment Fund of the Kingdom of Saudi Arabia(6)	61,750,000	9.5
The Vanguard Group(7)	32,613,544	5.1
Michael S. Klein(8)	38,282,464	5.8
Named Executive Officers and Directors:
Dale A. White(9)	9,693,156	1.5
James Head (10)	979,439	*
Jeffrey A. Doctoroff(11)	433,904	*
Michael C. Kim(12)	363,874	*
Michael A. Attal(13)	—	*
Glenn R. August(6)(14)(15)	41,287	*
Richard A. Clarke(16)	41,287	*
Anthony Colaluca, Jr.(17)	101,287	*
C. Martin Harris(18)	39,208	*
Julie D. Klapstein(19)	52,376	*
Michael S. Klein(9)	38,282,464	5.8
P. Hunter Philbrick(13)	—	*
Mark H. Tabak(20)	1,023,798	*
Allen R. Thorpe(13)	—	*
All executive officers and directors or nominees as a group (15 persons)	51,052,080	7.7
*    Less than 1%
(1)Unless otherwise noted, the address of each of the entities or individuals listed in this table is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003.

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Stock Ownership Information
(2)The following information is based on a Schedule 13G/A filed on February 14, 2022 by GIC Private Limited, GIC Special Investments Private Limited, and Viggo Investment Pte. Ltd. (collectively, the “GIC Investor”). Interests shown consist of 49,612,794 shares of Class A common stock held by Viggo Investment Pte. Ltd.. Viggo Investment Pte. Ltd. shares the power to vote and the power to dispose of these shares with GIC Special Investments Private Limited and GIC Private Limited. GIC Special Investments Private Limited is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. The business address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(3)The following information is based on a Schedule 13D filed on October 13, 2020 by Green Equity Investors VI, L.P. and the other reporting persons named therein. Interests shown consist of 23,447,087 shares of Class A common stock held by Green Equity Investors VI, L.P., 13,992,386 shares of Class A common stock held by Green Equity Investors Side VI, L.P., 62,670 shares of Class A common stock held by LGP Associates VI-A LLC and 917,814 shares of Class A common stock held by LGP Associates VI-B LLC (each a “Green Equity Investor”). Voting and investment power may also be deemed to be shared with certain affiliated entities and investors whose holdings are included in the above amount; and each of the foregoing entities’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
(4)Interests shown consist of 1,712,045 shares of Class A common stock, 112,593,413 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII, L.P., 50,532,114 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII (Parallel), L.P., 9,549,505 shares of Class A common stock held by HFCP VIII (Parallel-A), L.P., 2,953,631 shares of Class A common stock held by H&F Executives VIII, L.P. and 496,709 shares of Class A common stock held by H&F Associates VIII, L.P. (collectively, the “H&F VIII Funds”) and 37,677,074 shares of Class A common stock held by H&F Polaris Partners, L.P. (“Polaris Partners” and, collectively with Music Investments and the H&F VIII Funds, the “H&F Investors”) pursuant to a Schedule 13D filed by the H&F Investors on October 13, 2020, as amended through May 13, 2022 (the “H&F 13D”). Pursuant to the H&F 13D, H&F Parallel-A is the managing member of Music Investments, GP, LLC, which is the general partner of Music Investments, H&F Polaris Partners GP, LLC (“Polaris Partners GP”) is the general partner of Polaris Partners; Hellman & Friedman Capital Partners VIII, L.P. is the managing member of Polaris Partners GP; Hellman & Friedman Investors VIII, L.P. (“H&F Investors VIII”) is the general partner of the H&F VIII Funds; H&F Corporate Investors VIII, Ltd. (“H&F VIII”) is the general partner of H&F Investors VIII; and as the general partner of H&F Investors VIII, H&F VIII may be deemed to have beneficial ownership of the shares beneficially owned by the H&F Investors. Pursuant to the H&F 13D, voting and investment determinations with respect to shares held by the H&F Investors are made by the board of directors of H&F VIII, which consists of Philip U. Hammarskjold, David R. Tunnell and Allen R. Thorpe, and each of the members of the board of directors of H&F VIII disclaims beneficial ownership of such shares. Pursuant to the H&F 13D, the address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(5)Interests shown are held by certain client accounts (the “Oak Hill Advisors Entities”) advised by Oak Hill Advisors, L.P. and/or one of its subsidiary investment advisers (individually and collectively, “OHA”). As an advisor to the Oak Hill Advisors Entities, OHA may be deemed to have the power to vote or direct the vote of, and the power to dispose or to direct the disposition of, the shares of Class A common stock held by the Oak Hill Advisors Entities. OHA is a subsidiary business of T. Rowe Price Associates, Inc. The OHA beneficial ownership does not include any shares that are beneficially owned by T. Rowe Price Associates, Inc, if any. Glenn R. August is the Founder and Chief Executive Officer of OHA. Other than OHA, the foregoing disclaim beneficial ownership of shares of our common stock beyond their respective pecuniary interest in the Oak Hill Advisor Entities for purposes of Section 16 under the Exchange Act. Interests shown consist of (i) 3,351,265 shares of Class A common stock, (ii) warrants to purchase 125,000 shares of Class A common stock and (iii) 38,461,550 shares of Class A common stock that may be acquired upon conversion of Senior Convertible PIK Notes. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $12.50 per share, subject to adjustment. The Senior Convertible PIK Notes are convertible into shares of Class A common stock based on a $13.00 conversion price, subject to customary anti-dilution adjustments. Excludes 41,287 shares of Class A common stock beneficially owned by Mr. August directly, as discussed in footnote (16) below, and 3,933,137 shares of Class A common stock in which certain principals of OHA have an economic interest (or deemed economic interest), as discussed in footnote (15) below. The business address for OHA and OHA c/o the Oak Hill Advisors Entities is One Vanderbilt Avenue, 16th Floor, New York, New York 10017.
(6)Interests shown consists of (i) 51,250,000 shares of Class A common stock, (ii) warrants to purchase 2,500,000 shares of Class A common stock, and (iii) an option to purchase warrants exercisable for 8,000,000 shares of Class A common stock held by The Public Investment Fund of the Kingdom of Saudi Arabia (“The PIF”) pursuant to a Schedule 13G, as amended, filed by The PIF on February 16, 2021 (“The PIF 13G”). The option to purchase warrants referenced in clause (iii) above are held by the Sponsor and are also referenced in clause (iii) of footnote (9) of this table. Pursuant to The PIF 13G, the business address for The PIF is P.O. Box 6847, Riyadh 11452, The Kingdom of Saudi Arabia.
(7)The following information is based on a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group. The Vanguard Group has shared voting power with respect to 225,521 of the indicated shares of Class A common stock, sole dispositive power with respect to 32,156,202 of the indicated shares of Class A common stock, and shared dispositive power with respect to 457,342 of the indicated shares of Class A common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.
(8)Michael S. Klein. Interests shown consist of (i) 19,016 shares of Class A common stock owned directly by Mr. Klein, which settled upon the vesting of restricted stock units awarded to Mr. Klein for service on our Board, (ii) 12,404,080 shares of Class A common stock owned directly by Sponsor, (iii) 15,300,000 shares of Class A common stock issuable upon the exercise of an equal number of warrants directly owned by Sponsor (with 8,000,000 of such warrants being subject to an option to purchase held by The PIF as noted in clause, (iii) of footnote (7) of this table), (iv) 150,000 shares of Class A common stock owned directly by M. Klein Associates, Inc., (v) 7,669,619 shares of Class A common stock and 2,717,478 shares of Class A common stock issuable upon the exercise of an equal number of warrants directly owned by an entity of which Mr. Klein is the managing member and (vi) 22,271 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award. All 12,404,080 of such shares of Class A common stock owned directly by the Sponsor and 4,800,000 of such warrants owned directly by the Sponsor unvested as of October 8, 2020 and will revest at such time as, during the 4-year period starting on

58

Stock Ownership Information
October 8, 2021 and ending on October 8, 2025, the closing price of our Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period. Shares of Class A common stock owned by Sponsor and M. Klein Associates, Inc. may be deemed to be indirectly owned by Mr. Klein, who is the controlling stockholder of M. Klein Associates, Inc., the managing member of Sponsor. As a result of this relationship, Mr. Klein may be deemed to have or share beneficial ownership of the securities held directly by Sponsor and M. Klein Associates, Inc. Michael S. Klein is the controlling stockholder of M. Klein Associates, Inc., which is the managing member of Sponsor. The shares beneficially owned by Sponsor may also be deemed to be beneficially owned by Mr. Klein. The business address for Mr. Klein is c/o Churchill Sponsor III LLC, 640 Fifth Avenue, 12th Floor, New York, New York 10019. Excludes 2,772,711 shares of our Class A common stock owned by M. Klein & Company, an entity in which Mr. Klein has a minority interest. The information in this footnote is based on a Schedule 13G/A filed on February 14, 2023 by Mr. Klein.
(9)Dale A. White. Interests shown consist of: (i) 8,112,864 shares of Class A common stock held by Mr. White; (ii) 266,312 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; and (iii) 770,970 shares related to vested but unexercised non-qualified stock options; and (iv) 543,010 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(10)James M. Head. Interests shown consist of: (i) 300,000 shares of Class A common stock held by Mr. Head; and (ii) 429,439 vested but unexercised non-qualified stock options; and (iii) 250,000 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(11)Jeffrey A. Doctoroff. Interests shown consist of: (i) 307,621 shares of Class A common stock held by Mr. Doctoroff; (ii) 33,498 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; (iii) 23,808 shares related to vested but unexercised non-qualified stock options; and (iv) 68,977 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(12)Michael C. Kim. Interests shown consist of: (i) 257,098 shares of Class A common stock held by Mr. Kim; (ii) 28,324 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; and (iii) 20,130 shares related to vested but unexercised non-qualified stock options; and (iv) 58,322 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(13)Business address is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(14)Glenn R. August has an economic interest (or deemed economic interest) in shares of our Class A common stock through their respective ownership of membership interests in Sponsor, but does not beneficially own any of the shares of our Class A common stock held by Sponsor. The indirect ownership interest via Sponsor is reflected solely under the row for the Sponsor’s controlling person, Michael Klein. Mr. August and certain principals of Oak Hill Advisors, L.P. have economic interests (or deemed economic interests) in 3,933,137 of the founder shares held by Sponsor.
(15)Glenn R. August. Interests shown consist of: (i) 19,016 shares of Class A common stock held; and (ii) 22,271 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award. Pursuant to the policies of Oak Hill Advisors, L.P., the restricted stock units received by Mr. August are held for the benefit of the Oak Hill Advisors Entities.
(16)Richard A. Clarke. Interests shown consist of: (i) 19,016 shares of Class A common stock held by Mr. Clarke; and (ii) 22,271 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(17)Anthony Colaluca Jr. Interests shown consist of: (i) 79,016 shares of Class A common stock held by Mr. Colaluca; and (ii) 22,271 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(18)C. Martin Harris. Interests shown consist of: (i) 16,937 shares of Class A common stock held by Mr. Harris; and (ii) 22,271 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(19)Julie D. Klapstein. Interests shown consist of: (i) 30,105 shares of Class A common stock held by Ms. Klapstein; and (ii) 22,271 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(20)Mark H. Tabak. Interests shown consist of 1,023,798 shares of Class A common stock held by Mr. Tabak.

2023 Proxy Statement	59

Stock Ownership Information
Equity Compensation Plan Information
The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, the weighted-average exercise price of outstanding options, and the number of shares of Common Stock available for future issuance under equity compensation plans as of December 31, 2022.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securities holders	10,982,094	$6.91	66,497,079
Equity compensation plans not approved by securities holders	—	—	—
Total	10,982,094	6.91	66,497,079
Hedging and Pledging Policies
Pursuant to the terms of the Company’s Insider Trading Policy, our directors, officers and employees are prohibited from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short-selling. No MultiPlan personnel may engage in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
MultiPlan directors, officers and employees are prohibited from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan, without first obtaining pre-clearance from the Company’s General Counsel. The General Counsel is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged represent of the total number of our securities held by the person making the request and the financial capacity of the person making the request.
As part of the administration of our Insider Trading Policy, we have procedures in place that are reasonably designed to prevent any prohibited transactions from being initiated by our directors, officers and employees.
Stock Ownership Guidelines
In 2021, the Board of Directors adopted stock ownership guidelines for senior officers and non-executive directors, including our named executive officers. These guidelines reflect the Board of Director’s belief that it is in the best interest of the Company and its stockholders to build a culture of stock ownership within the Company and to align the financial interests of the Company’s senior officers and non-executive directors with those of the Company’s stockholders. Participants are expected to own shares of our common stock in accordance with the following schedule within five years of becoming subject to the guidelines:

Executive Level	Required Ownership
Non-Executive Director	Shares having a value equal to at least 5x the base annual cash retainer
CEO	Shares having a value equal to at least 6x the executive’s base salary
C-Suite/EVP Level Officers	Shares having a value equal to at least 3x the executive’s base salary
SVP Level Officers	Shares having a value equal to at least 2x the executive’s base salary
Ownership for purposes of this program will include shares of our common stock held as follows:
•Shares owned directly by participant
•Shares owned directly by a participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date
•Time-vesting restricted stock or restricted stock units held as part of a participant’s long-term compensation or as fees paid to Non-Executive Directors, whether or not vested

60

Stock Ownership Information
•Performance-based restricted stock units following certification that all performance requirements have been achieved, whether or not vested
•Net shares issuable upon exercise of vested, “in-the-money” stock option awards held as part of a participant’s long-term compensation
•Net economic beneficial interests in shares held indirectly, e.g. in trust, by participant, participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date
If the stock ownership of a non-executive director or senior executive is not in line with his or her ownership guideline within five years of becoming subject to such guideline, he or she will be expected to retain at least 50% of all net shares owned by or underlying any award of long-term compensation paid to the senior officer or payment of fees to a non-executive director until he or she achieves ownership at or above the guideline amount.

2023 Proxy Statement	61

Voting and Other Information
Voting and Other Information
Who is asking for my vote?
Our Board is soliciting proxies for use at the Annual Meeting of Stockholders, and any adjournments or postponements of the meeting. Costs of the solicitation are being borne by the Company.
What is the quorum requirement for holding the Annual Meeting?
The holders of a majority of the total shares of our Class A common stock issued and outstanding on February 24, 2023, entitled to vote at the Annual Meeting, must be present in person or represented by proxy for the meeting to be held. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. The shares held by each stockholder who properly submits a proxy, shares represented by broker non-votes that are present in person or represented by proxy and entitled to vote at the Annual Meeting and votes to “ABSTAIN” will be counted for purposes of determining the presence of a quorum at the meeting. As of the close of business on February 24, 2023, we had 639,172,938 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.
What am I voting on and what is the vote required to pass?

Voting Item	Board Recommendation	Voting Standard
Election of the four Class III nominees named in this proxy statement to our Board	FOR each director nominee	Plurality
Ratification of our independent registered public accounting firm for fiscal year 2023	FOR	Majority of Votes Cast
Advisory vote to approve the compensation of our named executive officers	FOR	Majority of Votes Cast
Approval of the MultiPlan Corporation 2023 Employee Stock Purchase Plan	FOR	Majority of Votes Cast
Election of the Four Class III Nominees to our Board. Our bylaws require a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four director nominees who receive the most affirmative votes in respect of the shares present in person or represented by proxy at the meeting and entitled to vote will be elected. Stockholders may not cumulate their votes with respect to the election of directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors because only votes “FOR” a nominee will be counted.
All Other Proposals. Under our bylaws, the approval of each of the other proposals that do not relate to director elections requires the affirmative vote (i.e., a “FOR” vote) of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (to ratify the appointment of our independent registered public accounting firm) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
Are broker non-votes counted at the meeting?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine,” such as the ratification of our independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, say-on-pay or approval of an employee stock purchase plan. Therefore, if you do not provide instructions to the record holder of your shares with respect to proposals other than Proposal 2, the ratification of our independent registered public accounting firm, a broker non-vote as to your shares may result with respect to the other proposals. In that event, your shares will count towards a quorum but are not counted as vote cast and will have no effect on the outcome of a proposal.
What happens if I abstain on a proposal?
If you choose to abstain on a proposal, your shares will count towards a quorum and, where applicable, will have the same effect as a vote “AGAINST” Proposals 2, 3 and 4. With respect to Proposal 1, directors will be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described above) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting,

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Voting and Other Information
but votes that are withheld and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
Who can vote at the Annual Meeting?
You may vote if you were the holder of record of shares of our Class A common stock at the close of business on February 24, 2023, also referred to as the “Record Date.” Only holders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of our Class A common stock for which you were the holder of record on the Record Date. If you held shares of our Class A common stock in “street name” (usually through a bank, broker, or other nominee) on the Record Date, the record holder of your shares will generally vote those shares in accordance with your instructions.
How do I vote?
The process for voting your shares of our common stock depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank).
Record Holders. If you are a record holder, you may vote your shares using one of the following methods:

Over the Internet. Go to www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern time on April 25, 2023. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

By telephone. Call (800) 690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern time on April 25, 2023. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than April 25, 2023 to be voted at the Annual Meeting.

In person at the Annual Meeting. Record holders are invited to attend the Annual Meeting and vote virtually at the Annual Meeting. You may vote and submit questions while attending the live audio webcast. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.
Held in Street Name. If you hold shares of our Class A common stock in the name of a broker, bank or other nominee, you should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by the broker, bank or other nominee to instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of our independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.
Can I vote in person at the Annual Meeting?
To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/MPLN2023. You will need your unique 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.
Why is the meeting being held virtually this year?
The annual meeting is being held on a virtual-only basis to enable participation by a broader number of stockholders. We believe that hosting a virtual meeting under the current environment will facilitate stockholder attendance by enabling stockholders to safely participate in the Annual Meeting. We have designed the virtual meeting to provide stockholders substantially the same opportunities to participate as they would have at an in-person meeting.
How do I participate in the Annual Meeting?
The live audio webcast of the annual meeting will begin promptly at 9:00 a.m., Eastern Time, on Tuesday, April 26, 2023. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. To attend the virtual annual meeting, log in at www.virtualshareholdermeeting.com/

2023 Proxy Statement	63

Voting and Other Information
MPLN2023. You will need your 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you do not have a control number, please contact your bank, broker or other nominee as soon as possible so you can be provided with a control number and gain access to the meeting.
The format of the virtual meeting has been designed to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. We will read and respond to appropriate questions during the meeting. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.
We will provide a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the virtual annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.
What if I do not specify a choice for a matter when returning a proxy?
If you did not indicate otherwise (excluding broker non-votes), the persons named as proxies on the proxy card will vote your shares of our Class A common stock in accordance with the Board recommendations indicated above.
Can I revoke my proxy or change my vote?
Yes, you may revoke your proxy or change your vote if you are a record holder by:
•delivering a written notice of revocation to us at or prior to the Annual Meeting;
•signing a proxy bearing a later date than the proxy being revoked and delivering it to us before the Annual Meeting; or
•voting in person at the Annual Meeting.
If your shares of our Class A common stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.
Why did I receive a Notice of Internet Availability of Proxy Materials?
We have elected to take advantage of SEC rules that allow us to provide stockholders access to our proxy materials over the Internet. We believe furnishing proxy materials through the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. As a result, instead of a paper copy of our proxy materials, a Notice of Availability of Proxy Materials will be delivered to all of our stockholders, except for those who have previously requested to receive a paper copy of the proxy materials. This notice explains how you can access our proxy materials over the Internet and also describes how to request a printed copy of these materials. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.
How can I access the proxy materials over the Internet?
You can access this proxy statement and our 2022 Annual Report on Form 10-K at https://investors.multiplan.com. If you wish to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all proxy materials for future annual meetings of stockholders electronically by e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. The information contained on or available through this website is not a part of, or incorporated by reference into, this proxy statement.
How may I obtain a paper or e-mail copy of the proxy materials?
If you received a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper or e-mail copy of the proxy materials and our 2022 Annual Report on Form 10-K in your notice. We will mail paper copies of these documents to all stockholders to whom we do not send a Notice Regarding Internet Availability of Proxy Materials.
What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials?
Certain stockholders may receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold shares of our Class A common stock in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares of our Class A common stock are registered in more than one

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Voting and Other Information
name, you may receive a separate notice or a separate set of paper proxy materials and proxy card for each name in which you hold shares. To vote all of your shares of our Class A common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares to which each proxy card relates. If you hold shares of our Class A common stock in one or more street names, you must complete, sign, date, and return to each bank, broker or other nominee through whom you hold shares each instruction card received from that bank, broker or other nominee.
Where can I find the voting results for the Annual Meeting?
We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following our 2023 Annual Meeting. You can access this report at https://investors.multiplan.com under “Financials - SEC Filings”.

2023 Proxy Statement	65

Miscellaneous Matters
Submitting Proposals for 2024 Annual Meeting
The table below summarizes the requirements for stockholders to submit proposals, including director nominations, for next year’s annual meeting. Stockholders are encouraged to consult SEC Rule 14a-8 under the Exchange Act, SEC Rule 14a-19 under the Exchange Act or our bylaws, as applicable, to see all applicable requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements. Our bylaws are included as an exhibit to our Annual Report on Form 10-K as filed with the SEC on March 1, 2023.

	Proposals for Inclusion in the 2024 Proxy Statement	Other Proposals/Nominees to be Presented at 2024 Annual Meeting
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8
Stockholders may present proposals or director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by notifying the Company in advance and satisfying the requirements specified in our bylaws. Stockholders who intend to solicit proxies in support of director nominees other than those nominated by the Board must also comply with the requirements of SEC Rule 14a-19 under the Exchange Act.

When Proposal Must Be Received by the Company
No later than close of business on November 16, 2023, or, if the date of our 2024 annual meeting is more than 30 days before or after April 26, 2024, then the deadline is a reasonable time before we begin to print and send our proxy materials

No earlier than December 28, 2023 and no later than close of business on January 27, 2024, unless our 2024 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, April 26, 2024, in which case the notice must be delivered not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day after public announcement of the date of the 2024 annual meeting is first made.

What to Include	The information required by SEC Rule 14a-8 under the Exchange Act
The information required by our bylaws and, in the case of stockholders who intend to solicit proxies in support of director nominees other than those nominated by the Board, the information required by SEC Rule 14a-19 under the Exchange Act.

Where to Send	MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary
Other Matters
Our management knows of no other matters which may properly come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.
The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies personally or by telephone or other means.
In some cases, only one copy of our proxy statement and our 2022 Annual Report on Form 10-K will be delivered to multiple stockholders who share the same address. If you received a household mailing this year and would like to receive additional copies of our proxy statement and/or 2022 Annual Report on Form 10-K, please submit your request in writing to: MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary, or by calling (800) 253-4417, and we will deliver a separate copy to you promptly upon your request. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should notify the Company.

66

Upon request, we will provide without charge a copy of our Annual Report on Form 10-K for fiscal year 2022 to each person from whom a proxy is solicited. To request an additional copy of the Annual Report on Form 10-K, please send a request to us at 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary.

2023 Proxy Statement	67

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this proxy statement contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, and Free Cash Flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, and Free Cash Flow are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net income (loss) before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Free Cash Flow is a measure of our operational performance used by management to evaluate our business after purchases of property and equipment. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definition of Free Cash Flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for contractual obligations or payments made for business acquisitions.

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Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Year Ended December 31,
	2022	2021	2020
Net (loss) income	$(572,912)	$102,080	$(520,564)
Adjustments:
Interest expense	303,401	267,475	335,638
Interest income	(3,500)	(30)	(288)
Income tax provision (benefit)	12,169	33,373	(26,343)
Depreciation	68,756	64,885	60,577
Amortization of intangible assets	340,536	340,210	334,697
Non-income taxes	1,653	1,698	3,221
EBITDA	$150,103	$809,691	$186,938
Adjustments:
Other expenses, net (1)	4,477	8,295	1,095
Integration expenses	4,055	9,460	801
Change in fair value of Private Placement Warrants and Unvested Founder Shares	(67,050)	(32,596)	(35,422)
Transaction-related expenses	34,693	9,647	31,689
(Gain) loss on investments	(289)	(25)	12,165
(Gain) loss on extinguishment of debt	(34,551)	15,843	102,993
Loss on impairment of goodwill and intangible assets	662,221	—	—
Stock-based compensation	15,083	18,010	406,054
Adjusted EBITDA	$768,742	$838,325	$706,313
(1)“Other expenses, net” represents miscellaneous non-recurring income, miscellaneous non-recurring expenses, gain or loss on disposal of assets, impairment of other assets, gain or loss on disposal of leases, tax penalties, and non-integration related severance costs.
Calculation of Free Cash Flow
(in thousands)

	Year Ended December 31,
	2022	2021		2020

Net cash provided by operating activities	$372,364	$404,687	—	$377,374
Purchases of property and equipment	(89,735)	(84,590)		(70,813)
Free Cash Flow	$282,629	$320,097		$306,561

2023 Proxy Statement	69

ANNEX A
MULTIPLAN CORPORATION
2023 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the MultiPlan Corporation 2023 Employee Stock Purchase Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees by providing with them an opportunity to purchase Common Stock of the Company on terms that qualify the Plan as an “employee stock purchase plan” within the meaning of Code section 423(b).
2.Definitions. As used in the Plan, the following terms will have the meanings set forth below:
“Administrator” means the Compensation Committee of the Board. In the event the Board designates an alternative committee as Administrator, the Board will constitute the committee in accordance with applicable laws, including, as applicable, the laws or requirements of state corporate laws, the Code, U. S. federal or state securities laws, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the laws of any non-U. S. jurisdiction in which the Plan may be operated.
“Affiliate” means a “related corporation,” within the meaning of Treasury Regulation section 1.421-1 (or any successor rule), with respect to the Company.
“Beneficiary” means an individual designated by a Participant, in accordance with procedures authorized by the Administrator, who may become entitled to rights under Plan in the event of the Participant’s death; provided that for any Participant who is married at the time of their death, such Participant’s spouse shall be deemed to be the Beneficiary unless the spouse has consented to the Participant’s designation of another individual as Beneficiary in a form acceptable to the Administrator.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended. References to sections of the Code include references to the applicable regulations and authoritative rules and interpretations thereunder and any such successor statutes, regulations, rules and interpretations.
“Common Stock” means the Class A common stock of the Company.
“Company” means MultiPlan Corporation, a Delaware corporation.
“Compensation” means an Eligible Employee’s regular straight-time gross earnings Paid by the Company or any Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment, even if such amounts are paid for pre-termination date services) as base pay or wages. Compensation does not include payments for overtime, equity, commissions, bonuses, premiums or other forms of incentive or irregular compensation or any other form of remuneration of a Participant during an Offering Period. The Administrator may establish a different definition of Compensation consistent with the requirements of Code section 423.
“Eligible Employee” means any individual who is an employee (within the meaning of Code section 3401(c)) of the Company or any of its Affiliates as may exist from time to time; provided that only Eligible Employees who meet the requirements of Section 3 are eligible to participate in a particular Offering under the Plan. The Administrator, in its discretion, from time to time may, prior to a Grant Date for all options to be granted on such Grant Date in an Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) is a highly compensated employee within the meaning of Code section 414(q), or (ii) is a highly compensated employee within the meaning of Code section 414(q) with compensation above a certain level or is an officer or other individual that is subject to the disclosure requirements of Section 16(a) of the Exchange Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
“Fair Market Value” means, the fair market value of the Common Stock, which, as of any date, will be determined by the Administrator as follows:
(i)If the Common Stock is listed on a national securities exchange, Fair Market Value means the closing sales price for one share of such stock reported on the primary exchange on which the Common Stock is listed

2023 Proxy Statement	A-1

and traded on such date, or if there are no such sales on that date, then on the last preceding date on which such sales were reported.
(ii)In the absence of an established market for the Common Stock, Fair Market Value will be determined in good faith by the Administrator applying a reasonable method in a reasonable manner.
“Grant Date” means, with respect to an Offering, the first date of the Offering Period as designated by the Administrator, provided that the maximum number of shares of Common Stock that may be acquired by any Eligible Employee under such Offering will have been established as of such date.
“Offering” means an offer of purchase rights as to shares of Common Stock under the Plan exercisable on one or more designated Purchase Dates during the related Offering Period on terms set by the Administrator consistent with the Plan and Code section 423, including as contemplated by Section 4. The Administrator may designate separate Offerings under the Plan in which Eligible Employees of one or more Participating Employers may participate (the terms of which need not be identical), and the provisions of the Plan will separately apply to each such Offering, regardless of whether the Offerings have overlapping, non-overlapping or identical Offering Periods.
“Offering Period” means a period, designated by the Administrator in connection with an Offering that begins on the Grant Date of an Offering and ends on the last Purchase Date of the Offering, the duration of which shall be three (3) months, or if determined by the Administrator prior to the Grant Date applicable to an Offering Period, such period of time not to exceed twenty seven (27) months.
“Participant” means, with respect to an Offering, an Eligible Employee who has duly enrolled in such Offering.
“Participating Employer” means, with respect to an Offering, the Company and, if applicable, any Affiliate that has been designated by the Administrator to participate in the Offering in accordance with Code section 423(b).
“Plan” means this MultiPlan Corporation 2023 Employee Stock Purchase Plan, as it may be amended from time to time.
“Purchase Date” means, with respect to an Offering, a date designated by the Administrator for the exercise of purchase rights granted under the Offering; provided, however, if any such date is not a Trading Day, the Purchase Date shall be the next business day that is a Trading Day. A single Offering may have more than one Purchase Date.
“Purchase Price” means, except as provided below, with respect to the purchase of one share of Common Stock in connection with an Offering, an amount equal to 85% of the Fair Market Value of one share of Common Stock as of the Purchase Date; provided however if the Purchase Date is not a Trading Day, the next business day that is a Trading Day. Notwithstanding the foregoing, the Administrator may establish for any Offering, prior to the Grant Date, that the Purchase Price will be determined in another manner that is permitted under Code section 423; provided that in no event shall the Purchase Price be less than as described than as described immediately above.
“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3.Eligibility. Unless otherwise determined by the Administrator for an Offering in accordance with Code section 423, each Eligible Employee who is employed by the Company or another Participating Employer as of the Grant Date of an Offering shall be eligible to participate in such Offering under the Plan, subject to any applicable exclusion under this Section 3.
(a)5% Owner Exclusion. No individual will be granted a purchase right under the Plan if, immediately after the grant, the individual would own or possess outstanding options to purchase capital stock of the Company (or any parent or subsidiary of the Company) that, when taken together, represent 5% or more of the total combined voting power or value of all classes of the capital stock of the Company (or such parent or subsidiary), taking into account the share ownership and/or option rights of any person whose stock holdings are attributable to such individual under Code section 424(d).
(b)    Annual $25,000 Accrual Limit Exclusion. No individual will be granted a purchase right under an Offering if doing so would cause the individual’s rights to purchase stock under all “employee stock purchase plans” (as defined in Code section 423) of the Company or its Affiliates to accrue at a rate that exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such purchase right would be outstanding at any time.

2023 Proxy Statement	A-2

4.Offering Periods. Unless otherwise determined by the Administrator, the Offering Periods under the Plan will run in consecutive periods of approximately three months, beginning on or about July 1, 2023. Notwithstanding the foregoing, the Administrator may deviate from the foregoing schedule with respect to one or more Offerings, cancel any such Offering, and/or establish additional Offerings over other Offering Periods in accordance with Code section 423.
5.Participation and Contribution Elections. An Eligible Employee may elect to participate in an Offering by notifying the Administrator, in such form and in accordance with such procedures as are authorized by the Administrator, of the Eligible Employee’s intention to participate in the Offering and authorizing payroll deductions during the Offering Period; provided, that a Participant may not elect to participate during any blackout period applicable to such Participant.
Elections must be received and accepted by the Administrator prior to the Grant Date (or by such earlier deadline established by the Administrator). Unless otherwise determined by the Administrator in accordance with Code section 423, participation in an Offering will be administered in accordance with the provisions of this Section 5.
(a)Payroll Deductions. Contribution by payroll deduction will be the sole means for Participants to contribute funds to the Plan for the exercise of their purchase rights; provided that the Administrator may permit a Participant to make direct payment contributions consistent with the Participant’s contribution election during an unpaid leave of absence during an Offering Period. Payroll deductions will be applied on an after-tax basis for each pay period beginning with the first full pay period following the Offering Date and ending with the last full pay period that ends on or prior to the last Purchase Date of the Offering (subject to the Participant’s withdrawal under Section 8).
(b)Participant Accounts. All payroll deductions (or other authorized contributions) will be credited to a bookkeeping account maintained on behalf of the Participant under the Plan. No interest will accrue with respect to such accounts.
(c)Contribution Elections. Participants may elect the level of contribution, in accordance with procedures authorized by the Administrator, subject to any applicable restrictions under the Plan and for the Offering. Participants may elect to have deductions made for each pay period that are no less than 1% of pay period Compensation (for elections based on a percentage of Compensation) and no more than 10% of pay period Compensation (for elections based on a percentage of Compensation). The Administrator may establish different minimum and maximum contribution amounts consistent with the requirements of Code section 423.
(d)Contribution Election Changes. Participants may change the amount or percentage, as applicable, of their payroll deduction contribution elections on a prospective basis at any time, in accordance with procedures authorized by the Administrator; provided that any minimum or maximum level of contribution applicable to the Offering will continue to apply. Duly elected changes will become effective for the next Offering Period. To make such a change, the Participant must submit a new election to participate as set forth in Section 5 above. Notwithstanding the foregoing, the Administrator may, at any time, limit the number of contribution election changes that Participants may make during any Offering Period on a prospective basis.
(e)Automatic Renewal of Participant Elections. Eligible Employee elections to participate in any of the consecutive Offerings described in Section 4 will automatically renew for each subsequent Offering in the series of such consecutive successive Offerings at the contribution election level in effect on the Grant Date of the subsequent Offering; provided that such automatic renewal will be suspended upon a Participant’s withdrawal from any of the Offerings and only resume if the Participant thereafter elects to participate in such Offerings.
6.Grant of Purchase Right/Option. Each Participant in an Offering will be treated as having been granted an option on the Grant Date to purchase on an applicable Purchase Date a number of shares of Common Stock determined by dividing the balance of the Participant’s Plan account as of the Purchase Date by the Purchase Price for the Offering (rounded down to the nearest whole share), subject to the limitations of Section 7. To the extent not exercised, such option grants expire at the end of the Offering Period; provided, however, that the Administrator shall be entitled to limit the number of shares of Common Stock purchased during an Offering Period (subject to adjustment in accordance with Section 14 and the limitations set forth in Section 7 of the Plan).
7.Offering Limitations. No purchase right will accrue or be treated as granted to any Participant under the Plan with respect to the purchase of any shares of Company Stock that would be subject to a limitation in this Section 7.
(a)Annual $25,000 Accrual Limit. The number of shares of Common Stock that may be purchased under the Plan for a Participant on any Purchase Date will be reduced to the extent required to comply with the $25,000

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limitation imposed under Code section 423(b)(8) on the accrual of employee stock purchase plan purchase rights within a calendar year.
(b)Maximum Shares per Offering. Unless otherwise established by the Administrator prior to the Grant Date, the maximum number of shares of Common Stock that may be purchased on behalf of any Participant with respect to a single Offering will be 2,500 (subject to any adjustment under Section 14).
(c)Share Reserve Limit. The number of shares of Common Stock that may be purchased under the Plan for a Participant on any Purchase Date will be reduced as provided in Section 9(b) if required so as not to exceed the limitation on shares of Common Stock available for purchase under the Plan in Section 16 (subject to any adjustment under Section 14).
(d)Other Limitations. The Administrator may impose any additional limitation on the purchase rights granted to Participants under a particular Offering, on a uniform and nondiscriminatory basis or as otherwise may be in accordance with Code section 423.
8.Withdrawal. A Participant may withdraw from an Offering all but not less than all the contributions credited to his or her account and not yet used to exercise his or her option under the Plan by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen days before the Purchase Date; provided, that a Participant may not withdraw during any blackout period applicable to such Participant.
(a)Cessation of Participation. Upon the Administrator’s receipt of an individual’s duly made election to withdraw from an Offering, the individual will cease to be a Participant with respect to the Offering, any unexercised purchase rights of the individual relating to the Offering will automatically be cancelled and of no further force and effect, and all payroll deduction contributions of the individual relating to the Offering will cease. Such individuals’ sole right under the Plan with respect to the Offering will be to receive, as soon as administratively practicable (but no later than 30 days after withdrawal), a payment equal to the amount of the individual’s Plan account balance relating to the Offering.
(b)Effect of Withdrawal. An individual’s withdrawal from an Offering will have no effect upon the individual’s eligibility to participate in any other Offering under the Plan or in any other benefit plan or program of a Participating Employer. An individual who withdraws from an Offering will not be deemed to have elected to participate in any subsequent Offering under any automatic renewal or similar feature under the Plan.
9.Exercise of Purchase Rights. Unless otherwise established by the Administrator for an Offering, on the designated Purchase Date(s) of each Offering, the purchase rights granted to each Participant in the Offering will be automatically exercised in full in accordance with Section 6 (subject to the limitations of Section 7) and the provisions of this Section 9. Each Participant’s Plan account will be reduced by the amount used to exercise the Participant’s purchase rights.
(a)Unused Account Balance. Any balance remaining in a Participant’s Plan account after the purchase of the maximum number of shares of Company Stock on the last Purchase Date of an Offering, including any amounts remaining due to the application of any limitation under Section 7 and any amount that is insufficient to purchase a whole share of Company Stock, will be returned to the Participant promptly after the Purchase Date (or if determined by the Administrator prior to the Grant Date applicable to an Offering Period, rolled over in the Participant’s bookkeeping account to be used during the next Offering Period so long as Participant participates in the next Offering Period).
(b)Allocation of Limited Shares. If purchase rights being exercised on a Purchase Date are reduced so as not to exceed the maximum number of shares of Common Stock that may be made available under the Plan or another limitation on the total number of shares of Common Stock made available for an Offering pursuant to Section 7(c) or 7(d), respectively, the Administrator will make a pro rata allocation of the shares available for purchase on such Purchase Date, in as uniform and equitable manner as it deems practicable, among all Participants whose purchase rights are being exercised on the Purchase Date.
10.Issuance of Shares. As soon as administratively practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange for issuance of the purchased shares to participating Participants, in accordance with procedures authorized by the Administrator, subject to the provisions of this Section 10.
(a)Conditions. No shares of Common Stock will be issued under the Plan unless the issuance of such shares, in the determination of the Administrator, complies with all applicable provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the issuance of shares of Common Stock under the Plan, the Company may require any recipient of

2023 Proxy Statement	A-4

shares issued under the Plan to make such representations and warranties as may be required in the opinion of counsel for the Company.
(b)Transfer of Shares. The transfer of shares of Common Stock upon exercise of purchase rights under the Plan will be effectuated in such manner as determined by the Administrator, which may include an appropriate entry on the books of the Company, the issuance of certificates (bearing such legends as the Administrator deems necessary or desirable), and/or other appropriate means. The Administrator may require that shares issued to an individual under the Plan be deposited directly with a designated broker or designated agent of the Company, be retained with such broker or agent for a designated period of time and be subject to additional measures to facilitate the Administrator’s tracking of disqualifying dispositions of such shares.
(c)Rights as Stockholder. No individual will have any voting, dividend or other stockholder rights with respect to any shares of Common Stock made available under the Plan unless and until such time as the shares are issued to the individual.
(d)Death of Participant prior to Delivery. If a Participant dies after the exercise of the Participant’s purchase rights but before issuance of the purchased shares of Common Stock, the shares will be issued to the Beneficiary of the Participant or, if there is no Beneficiary, to the Participant’s estate in accordance with the provisions of this Section 10.
11.Termination of Employment. Upon a Participant’s termination of employment by a Participating Employer during an Offering Period, the Participant will be deemed to have elected to withdraw from the Offering pursuant to Section 8 as of the termination date. For this purpose, (i) an employment transfer from one Participating Employer to another Participating Employer in the same Offering will not be treated as a termination of employment, and (ii) an unpaid leave of absence exceeding 90 days will be treated as a termination of employment.
(a)Death of Participant during Offering Period. If a Participant dies during an Offering Period, the Participant will be deemed to have elected to withdraw from the Offering pursuant to Section 8 as of the date of death, and any payments required under Section 8(a) will be made to the Participant’s Beneficiary or, if there is no Beneficiary, to the Participant’s estate.
12.Notice of Disposition. Each Participant who is issued shares of Common Stock under the Plan agrees to promptly notify the Company if the Participant sells, transfers or otherwise disposes of any such shares and if such disposition or transfer is made (i) within two years from the Grant Date of the Offering or (ii) within one year after the issuance of the shares of Common Stock to the Participant. Notices must specify the date of the disposition, the number of shares of Common Stock disposed of and the amount realized (in cash, other property, assumption of indebtedness or other consideration), and be delivered to the address below or as otherwise provided by the Administrator.
MultiPlan Corporation
c/o General Counsel
115 5th Ave.
New York, NY 10003
13.Withholding. By electing to participate in the Plan, Participants agree to make adequate provision for the Company’s or Participating Employer’s federal, state, local or other tax withholding obligations, if any, which arise in connection with the purchase rights granted and/or shares of Common Stock issued under the Plan, whenever such obligation may arise. Such measures may include, at the discretion of the Administrator to the fullest extent permitted under applicable law, increased withholding by the Company or a Participating Employer from a Participant’s wages or offsets from other compensation owed to the Participant, cash payments by the Participant to the Company or another Participating Employer, or the forced sale of a portion of the Company Stock issued to the Participant under the Plan.
14.Adjustments. If the Administrator determines it is necessary or advisable to prevent dilution or enlargement of the benefits intended to be made available under the Plan in connection with a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Common Stock or other similar event (or such other change in the corporate structure of the Company that materially affects the Common Stock), the Administrator will adjust, to the extent and in such manner as the Administrator deems equitable, any of the following: (i) the number and class of Common Stock that may be purchased under the Plan, (ii) the Purchase Price formula for one or more Offerings, (iii) the number of shares of Common Stock covered by outstanding purchase rights or (iv) the limits of Sections 7(b), 7(c) and 16.

2023 Proxy Statement	A-5

15.Dissolution or Liquidation; Corporate Transaction. Unless otherwise determined by the Administrator, in the event of a proposed merger, consolidation, acquisition of property or stock, separation, reorganization, dissolution or liquidation of the Company or other similar event (a “Corporate Transaction”), the Administrator has the discretion, without limitation, to: (i) shorten the Offering Period of any Offering then ongoing and, if needed, establish a new Purchase Date at the end thereof for the exercise of all purchase rights relating thereto; provided that the Administrator will make reasonable efforts to provide sufficient advance notice to allow Participants the opportunity to withdraw from the Offering prior to the Purchase Date; (ii) cancel any Offering then in progress and pay to each Participant an amount equal to Participant’s Plan account balance relating to the Offering in full satisfaction of the Participants’ rights with respect thereto; (iii) provide that, with effect immediately prior to the corporate event, any relevant surviving corporation or a parent or subsidiary of such surviving corporation will assume the responsibility for outstanding purchase rights granted under the Plan, or make a new grant as a substitute for such outstanding purchase rights, in accordance with Treasury Regulation section 1.424-1(a) (or any successor rule). For purposes of this Section 15, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares of Common Stock covered by the option as provided for in Section 14; provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Code section 424(e)), the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of shares of Common Stock in the transaction. If the surviving corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Administrator will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 8.
16.Stock Subject to Plan. Subject to adjustment under Section 14, the maximum number of shares of Common Stock made available for sale under the Plan is 20,000,000 shares.
17.Account Statements. The Administrator will maintain a bookkeeping account for each Participant and furnish Participants with statements of account activity no less frequently than annually.
18.Transferability. Neither payroll deductions credited to a Participant’s account nor any purchase rights granted under the Plan may be assigned, pledged or otherwise transferred in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempt at assignment, pledge or transfer will be void and of no force and effect, except that the Administrator may treat such attempt as an election to withdraw from an Offering pursuant to Section 8. Purchase rights are only exercisable by the Eligible Employee to whom they are granted during the Eligible Employee’s lifetime.
19.No Right to Employment. Participation in the Plan will not be construed as giving any individual the right to be retained as an employee of the Company or Participating Employer, and the Company or a Participating Employer may terminate the employment of a Participant at any time, in accordance with applicable law, free from any liability or any claim under the Plan except as expressly provided herein.
20.Use of Funds. Except as required by applicable law, neither the Company nor any Participating Employer will be obligated to segregate payroll deduction contributions or any other contributions permitted under the Plan from the Company’s or Participating Employer’s general assets, and the Company or any Participating Employer may use any funds transferred or withheld as Plan contributions for any corporate purpose.
21.Administration. The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, including without limitation to determine eligibility for any Offering and resolve disputes over any claims arising under the Plan; provided that the Plan shall in all respects be construed, interpreted and applied so as to comply with the requirements for an “employee stock purchase plan” within the meaning of Code section 423(b). The Administrator’s determinations are final, conclusive, and binding upon all parties to the fullest extent permitted by applicable law, and such determinations shall be afforded the maximum deference in any court of law or other tribunal, to the fullest extent permissible under applicable law. The Administrator is authorized to adopt rules and procedures

2023 Proxy Statement	A-6

regarding the administration of the Plan in accordance with its terms, including, without limitation, rules and procedures relating to eligibility restrictions, the definition of Compensation, making contributions to the Plan, establishing Plan accounts, beneficiary designations, accrual of interest, conversion of local currency, fulfilling withholding obligations, broker and transfer agent arrangements and handling of stock certificates. The Administrator may retain one or more agents to assist in the administration of the Plan.
22.Amendment and Termination. The Board or the Administrator may amend, modify, suspend or terminate the Plan at any time, for any reason, subject to the provisions of this Section 22.
(a)Amendments Subject to Stockholder Approval. Unless duly approved by a vote of the Company’s stockholders, no amendment or modification to the Plan or any Offering will be effective to the extent it would result in (i) a change in the type of Company securities or increase in the number of shares of Common Stock made available under the Plan, (ii) an expansion of the group of employers whose employees may become eligible to participate in the Plan or (ii) a provision or authorization that would cause the Plan or an Offering to fail to qualify as an “employee stock purchase plan” within the meaning of Code section 423(b).
(b)Amendments Not Subject to Stockholder Approval. Without stockholder consent and without regard to whether any Participant’s rights may be considered to have been adversely affected, the Board or the Administrator shall be entitled to change the Offering Period, implement holding periods after purchases are made in which Participants shall be prohibited from selling shares purchased pursuant to the Plan for some period of time, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll tax withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s compensation, and establish such other limitations or procedures as the Board or the Administrator determines, in its sole discretion, are advisable and consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period;
(iii)shortening any Offering Period by setting a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(iv)reducing the maximum percentage of Compensation a Participant may elect to have deducted from payroll.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
(d)Termination. If the Plan’s termination date occurs prior to the end of any ongoing Offering Periods, the Administrator may either (i) shorten the Offering Period and, if needed, establish a new Purchase Date at the end thereof for the exercise of all purchase rights relating thereto or (ii) cancel the related Offering and pay to each Participant an amount equal to the Participant’s Plan account balance relating to the Offering in full satisfaction of the Participants’ rights with respect thereto.
23.Effective Date. The effective date of the Plan is the date it is approved by Board, subject to approval by the stockholders of the Company and unless terminated earlier pursuant to Section 22, shall have a term of ten years from the effective date.
24.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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25.Severability. If any provision of the Plan shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such invalid, illegal or unenforceable provision were omitted.
26.Code Section 409A. Options granted under this Plan are intended to be exempt from the application of Code section 409A and any ambiguities herein will be interpreted to so be exempt from Code section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code section 409A.

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MULTIPLAN CORPORATION
115 FIFTH AVENUE
NEW YORK, NY 10003

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MPLN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96977-P85957 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MULTIPLAN CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the four Class III nominees named in the proxy statement to our Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Anthony Colaluca, Jr.
02) Michael S. Klein
03) Allen R. Thorpe
04) Dale White

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2023.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
4. Approval of the MultiPlan Corporation 2023 Employee Stock Purchase Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D96978-P85957

MULTIPLAN CORPORATION
Annual Meeting of Stockholders
APRIL 26, 2023 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of MultiPlan Corporation (the "Company") hereby appoints Dale White and Jeffrey A. Doctoroff, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held virtually via a live webcast at www.virtualshareholdermeeting.com/MPLN2023 at 9:00 AM, Eastern Daylight Time, on Wednesday, April 26, 2023, and at any adjournment or adjournments thereof.

This card, when properly executed and delivered, will be voted as directed. IF NOT OTHERWISE SPECIFIED AND UNLESS OTHERWISE PROHIBITED, THE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED HEREIN AND "FOR" PROPOSALS 2, 3 AND 4. The shares will be voted at the discretion of the proxies for any other matters that may properly come before the Annual Meeting or any adjournment thereof. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if one or more of the listed nominees should become unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Continued and to be signed on reverse side